Exhibit 10.30

EXECUTION COPY

TECHNOLOGY TRANSFER AGREEMENT

Dated December 18, 2012

By and Between

DOMAIN RUSSIA INVESTMENTS LIMITED

And

REGADO BIOSCIENCES, INC.

CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TECHNOLOGY TRANSFER AGREEMENT

THIS TECHNOLOGY TRANSFER AGREEMENT (the “Agreement”) is dated as of December 18, 2012 (the “Effective Date”), by and between Domain Russia Investments Limited, a private limited company incorporated and existing under the laws of England and Wales with registration number 7899075, having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KYI-1104, Cayman Islands (“DRI” or “Transferee”), and Regado Biosciences, Inc., a corporation organized under the laws of the State of Delaware, USA, and having its place of business at 318 Blackwell Street, Suite 130 Durham, North Carolina, 27701 USA (“Company”). DRI and the Company may each be referred to herein as a “Party” or, collectively, as “Parties.”

RECITALS:

WHEREAS, the Company is a development-stage company engaged in the development of certain products, including the Covered Products (defined below);

WHEREAS, the Company, on the one hand, and one or more funds affiliated with DRI and certain other investors, including RMI Investments, S.á r.l., a private limited liability company organized under the laws of Luxemburg, 17 Rue Des Jardiniers L-1835 Luxemburg (“RMI”), and certain other investors (collectively, the “Investors”), on the other hand, have entered into a Series E Stock Purchase Agreement dated as of the Effective Date (the “Stock Purchase Agreement”), pursuant to which Company will issue and sell, and the Investors will purchase, shares of capital stock of Company (the “Investment”); and

WHEREAS, in connection with the Investment and the other transactions relating thereto, DRI desires to acquire exclusive rights from the Company to Company IP (as hereinafter defined) so as to enable DRI to grant these exclusive rights by assignment to NovaMedica (defined below) to Develop and Commercialize Covered Products throughout the Territory (defined below).

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following capitalized terms used in the Agreement and its appended Schedules shall have the following meanings:

1.1	“Acquirer” means, in a Change of Control (as defined below) with respect to Company, NovaMedica or a Permitted Transferee, the acquiring entity in such Change of Control.

1.2	“Affiliate” shall mean, in relation to any Party or Permitted Transferee, any Person who directly or indirectly controls, is controlled by, or is under common control with, such Party or Permitted Transferee. For purposes of this definition of Affiliate, “control” means: (a) ownership of more than fifty percent (50%) of the voting rights, shares or other equity interest of the applicable entity; and/or (b) the power to direct or cause direction of all aspects of the management and policies of the applicable entity (directly or indirectly, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, neither DRI nor RMI shall be deemed to be an Affiliate of NovaMedica unless otherwise expressly indicated in the applicable provision of the Agreement.

1.3	“Ancillary Agreements” means the other written agreements between Company and NovaMedica contemplated by and referenced in this Agreement, including the Assignment and Assumption Agreement, the Clinical Development and Collaboration Agreement, the Supply Agreement, and the Pharmacovigilance Agreement.

1.4	“Assigned IP” means the Company Patents in the Territory assigned or to be assigned to Transferee pursuant to this Agreement and Company Marks. The Assigned IP as of the Effective Date is listed in Schedule 1.4 attached hereto.

1.5	“Assignment” has the meaning defined in Section 2.5(a), below.

1.6	“Assignment and Assumption Agreement” means that certain written agreement among Company, DRI and NovaMedica (in the form attached to the Stock Purchase Agreement) pursuant to which DRI assigns all rights and obligations under this Agreement to NovaMedica.

1.7	“Change of Control” means (a) a transaction or series of related transactions that results in the sale of all or substantially all of a Party’s assets; or (b) a merger or consolidation in which a Party is not the surviving corporation or in which, if a Party is the surviving corporation, the shareholders of such Party immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, own stock or other securities of the Party that possess a majority of the voting power of all of the Party’s outstanding stock and other securities and the power to elect a majority of the members of the Party’s board of directors; or (c) a transaction or series of related transactions (which may include a tender offer for a Party’s stock or the issuance, sale, or exchange of stock of a Party) if the shareholders of such Party immediately prior to the initial such transaction do not, immediately after consummation of such transaction or any of such related transactions, own, directly or indirectly through a parent, stock or other securities of the Party that possess a majority of the voting power of all of the Party’s outstanding stock and other securities and the power to elect a majority of the members of the Party’s board of directors; provided, however, that a Change of Control excludes (A) any transaction (or series of related transactions) in which the pre-transaction shareholders of the applicable Party own more than 50% of the outstanding capital stock or equity interests of the surviving or acquiring entity or its parent, (B) bona fide equity financings of Company by financial investors and (C) a license or similar agreement between the Company and a Third Party pursuant to which such Third Party obtains the right to develop and/or commercialize the Covered Products outside of the Territory.

1.8	“Clinical Development and Collaboration Agreement” means that certain written agreement to be executed between the Company and NovaMedica for cooperation in clinical trials and other Development activities related to the Covered Products, as set forth in Section 3.1 and Article 5, below.

1.9	“Clinical Trial” means a clinical trial, investigation, or study in human subjects that has been approved by a Regulatory Authority and is designed to measure the safety and/or efficacy of a Covered Product in humans.

1.10	“Commercialization” or “Commercialize” means any and all activities that relate to the Manufacture, packaging, marketing, promoting, distributing, importing, sale, offering for sale, and selling, having sold, or use of Covered Products, including interacting with any Regulatory Authorities in any country in the Territory regarding the foregoing. Commercialization shall also include Phase IV Studies.

1.11	“Commercially Reasonable Efforts” means, (a) with respect to the efforts to be expended by any Party with respect to any objective, such reasonable, diligent, and good faith efforts not less than a company similar to such Party would devote to accomplish a similar objective under similar circumstances, and (b) with respect to any objective relating to Development or Commercialization of a Covered Product by Transferee (and/or a Permitted Transferee), the application by Transferee (or Permitted Transferee), consistent with the exercise of its prudent scientific and business judgment, of diligent efforts and resources to fulfill the obligation in issue, consistent with the level of effort a company similar to Transferee (or Permitted Transferee, as the case may be) would devote to a product at a similar stage in its product life as the Covered Product and having profit potential and strategic value comparable to that of the Covered Product, taking into account the following factors: scientific, development, technical, commercial, and regulatory factors, target product profiles, product labeling, past performance, the regulatory environment and competitive market conditions in therapeutic area safety and efficacy of a subject product, and the strength of its proprietary position, all based on conditions then prevailing. Commercially Reasonable Efforts will not mean that Transferee (alone or through one or more Permitted Transferees) or the Company (as the case may be), commits that it will actually accomplish the applicable task.

1.12	“Company Indemnitee(s)” shall have the meaning set forth in Section 10.1, below.

1.13	“Company IP” means: (i) the Assigned IP, (ii) the Licensed IP and (iii) any Third Party IP that is sublicensed to Transferee in accordance with Section 2.3.

1.14	“Company Know-How” means all Know-How that is Controlled by Company as of the Effective Date or thereafter during the Term of this Agreement that is reasonably necessary or useful in the Development or Commercialization of Covered Product(s) in the Territory. The Company Know-How existing as of the Effective Date includes the Know-How contained in the documents listed on Schedule 4.

1.15	“Company Manufacturer” has the meaning defined in Section 3.4(c), hereto.

1.16	“Company Marks” means all Marks that are Controlled by Company and used or, or expected to be used, in connection with a Covered Product in the Territory; provided, however, that the Company Marks does not include “Regado Biosciences” or any other corporate name. For the avoidance of doubt, the Parties acknowledge that there are no Company Marks in existence as of the Effective Date.

1.17	“Company Materials” mean all Materials that are Controlled by the Company as of the Effective Date or thereafter during the Term of this Agreement that are necessary or useful in the Development or Commercialization of the Covered Product(s) in the Territory.

1.18	“Company Patents” means any Patent Rights including those set forth on Schedule 1.4 hereto and all other Patent Rights that are Controlled by the Company, including any Improvement Patent Rights, that are necessary or useful for the Development or Commercialization of the Covered Products in the Territory.

1.19	“Competing Product” means, with respect to Covered Product, any product that has obtained Regulatory Approval in the Territory and has substantially similar functional and/or therapeutic characteristics as the Covered Product.

1.20	“Compound” means any of the following pharmaceutical compounds, the chemical structures of which are described in Schedule 1.20 hereto, in any formulation: (i) pegnivacogin (RB006), (ii) anivamersen (RB007), (iii) RB571 and (iv) RB515. Additionally, Compound means (A) subject matter disclosed in patent applications relating to (i) CLEC-2; (ii) Alpha2Beta1 I-domain; (iii) GAS6; (iv) analysis, manufacture and formulation of pegylated oligonucleotides; in each case, as such patent applications are described in Schedule 1.4 and (B) any and all other compounds which, as of the Effective Date, are either (i) under Development by the Company or (ii) planned to be Developed by the Company after the Effective Date pursuant to the current Development program(s) of the Company.

1.21	“Confidential Information” of a Party means such Party’s confidential information relating to its business, operations and products, including but not limited to, any technical information, formulae, processes, techniques, preclinical information, toxicology information, clinical, non-clinical, or pre-clinical information, regulatory information, Manufacturing information, formulation information, packaging information, dosing information, dose regimen information, target patient information, marketing information, sales information, pricing information, reimbursement information, Know-How, trade secrets, or inventions (whether patentable or not) that is disclosed to or learned by the other Party in connection with this Agreement. All non-public Company Know-How shall be deemed Confidential Information of Company.

1.22	“Control” or “Controlled” means, with respect to any Intellectual Property Right, that the Party, Acquirer or one of its Affiliates owns or has a license or sublicense to such right, item, or Materials (and additionally, in the case of Materials, has the right to physical possession of such Materials) and has the ability to assign or grant a license or sublicense to such right, item, or Materials as provided for in this Agreement.

1.23	“Cover”, “Covering”, or “Covered” means, with respect to a Covered Product, that the Manufacture, importing, using, selling, or offering for sale of such Covered Product would, but for ownership of, or a license granted under this Agreement to the relevant Patent Rights, infringe a Valid Claim of the relevant Patent Rights in the country of the Territory in which the activity occurs.

1.24	“Covered Product” means any pharmaceutical product (including, without limitation, any diagnostic product) containing or comprising any Compound in any formulation designed and intended for use in and for the Field, whether or not combined with other compounds.

1.25	“Cure Period” has the meaning defined in Section 11.3(b), below.

1.26	“Defending Party” has the meaning given in Section 7.3(c), below.

1.27	“Development” or “Develop” means the performance of all development activities, including any pre-clinical and clinical development activities (including, without limitation, toxicology,

pharmacology, test method development and stability testing, process development, formulation development, quality control development, statistical analysis, Clinical Trials, and manufacturing and regulatory activities or any similar activities) that are useful or otherwise required to obtain Regulatory Approval of a Covered Product, including interacting with any Regulatory Authorities regarding the foregoing.

1.28	“Development Support” has the meaning defined in Section 3.4(b), below.

1.29	“Direct License” has the meaning defined in Section 2.6(d), below.

1.30	“Disclosing Party” has the meaning defined in Section 8.1, below.

1.31	“EMA” means the European Medicines Agency or any successor agency.

1.32	“Enforcement Action” has the meaning given in Section 7.2(a), below.

1.33	“Existing Third Party Agreement(s)” means the agreement(s) set forth on Schedule 1.33 hereto, a complete and accurate copy of each of which has been submitted to Transferee.

1.34	“FDA” means the United States Food and Drug Administration, or a successor federal agency thereto.

1.35	“Field” means any and all prophylactic, palliative, therapeutic, and diagnostic uses for any human or animal disease or condition.

1.36	“Fixed Payment” has the meaning defined in Section 6.1, hereto.

1.37	“Fundamental Breach” has the meaning defined in Section 11.3(e), below.

1.38	“Governmental Body” means within the Territory any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body, or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military, or taxing authority or power of any nature.

1.39	“IFRS” means “International Financial Reporting Standards” promulgated by the International Accounting Standards Board (or any successor international accounting standard-setting body), as the same may be updated from time to time during the Term.

1.40	“Import,” “Importing,” “Importation” and the like mean importing any Compound and/or Covered Products (or any component) into the Territory (as defined below) solely pursuant to the Supply Agreement or the like which is consistent with the terms of this Agreement.

1.41	“Improvement” means any improvement, alteration or modification to a Covered Product or the Company IP that is made, conceived, reduced to practice or otherwise discovered after the Effective Date and during the Term of this Agreement, including methods of synthesis, Manufacture, or use, compositions, know-how, statistically significant or repeatable observations, or protocols, inactive ingredients, presentation, means of delivery, dosage, formulation, or analysis, whether or not patentable.

1.42	“Improvement Patent Rights” means any Patent Right(s) obtained in the Territory during the Term that claims an Improvement.

1.43	“IND” means an investigational new drug application filed with the FDA or the equivalent application or filing filed with any equivalent agency or Regulatory Authority outside the United States (including any supra-national entity such as in the European Union) for approval to commence Clinical Trials in such jurisdiction.

1.44	“Indication” means a generally acknowledged disease or condition, a significant manifestation of a disease or condition, or symptoms associated with a disease or condition or a risk for a disease or condition. For the avoidance of doubt, all variants of a single disease or condition (whether classified by severity or otherwise) shall be treated as the same Indication.

1.45	“Infringing Activities” has the meaning given in Section 7.2(a), below.

1.46	“Initiating” or “Initiate”, with respect to an Enforcement Action, has the meaning given in Section 7.2(a), below.

1.47	“Initiation” of a Clinical Trial means the first dosing of the first patient in such Clinical Trial.

1.48	“Intellectual Property” or “Intellectual Property Rights” or “IP” means, collectively, all intellectual property and similar proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in and to: (i) Patent Rights; (ii) Marks; (iii) Know-How and non-public business or technical information; (iv) copyrights and copyrightable works; (v) software, including data files, source code, object code, application programming interfaces, databases and other software-related specifications and documentation; (vi) designs; (vii) domain names; and (viii) claims, causes of action, and defenses relating to the enforcement of any of the foregoing; in each of the foregoing cases (i) to (viii), including any registrations or applications to register, and renewals and extensions of, and of the foregoing with any Governmental Body in any jurisdiction.

1.49	“Joint Commercialization Committee” or “JCC” has the meaning given in Section 5.5, below.

1.50	“Joint Development Committee” or “JDC” has the meaning given in Section 5.4, below.

1.51	“Joint Invention” means any discovery, invention, innovation, or other technological advance, whether or not patentable, jointly conceived or discovered by at least one Person who is an employee, officer, director, agent, or contractor of Company and at least one Person who is an employee, officer, director, agent, or contractor of Transferee, DRI, NovaMedica, or a Permitted Transferee.

1.52	“Joint Patent” has the meaning given in Section 7.1(e), below.

1.53	“Joint Steering Committee” or “JSC” has the meaning given in Section 5.3, below.

1.54

“Know-How” means any scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain or otherwise publicly known, including, without limitation, discoveries, inventions (whether patentable or not), trade secrets, databases, practices, protocols, regulatory filings, methods, processes, techniques, information concerning reagents and biological and other materials, specifications, formulations, formulae, data (including pharmacological, biological, chemical, toxicological and clinical) analytical, quality control, and stability data) dosing and target patient information, studies and procedures, and manufacturing process and development information, results and data, whether or not patentable, in each of the foregoing cases to the extent not claimed or disclosed in a patent. “Know How” excludes Patent Rights.

1.55	“Knowledge” means, with respect to a matter that is the subject of a given representation, or warranty, the knowledge, information, or belief that any officer, director, or such other employee of a Party who would reasonably be expected to have knowledge of the matter in question, has, or should reasonably be expected to have, with respect to the relevant subject matter. “Knowingly” means with Knowledge.

1.56	“Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances, and other pronouncements having the binding effect of law of any Governmental Body.

1.57	“Licensed IP” means any Company Know-How and Company Materials that are owned by the Company.

1.58	“Manufacture” or “Manufacturing” shall mean all activities related to the manufacturing of a Compound or Covered Product, or any ingredient thereof, including, but not limited to, test method development and stability testing, formulation, process development, manufacturing scale-up, manufacturing quality assurance/quality control development, quality control testing (including in-process release and stability testing), packaging, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, and regulatory activities related to all of the foregoing.

1.59	“Marks” means trademarks, trade names, service marks, logos, trade dress, labeling, packaging, and similar rights.

1.60	“Materials” means chemical, biological, or physical materials.

1.61	“NDA” means a New Drug Application filed pursuant to the requirements of the FDA, as more fully defined in 21 CFR.§ 314.3, et seq, a Biologics License Application filed pursuant to the requirements of the FDA, as more fully defined in 21 CFR § 601, and any equivalent application filed (i) in any country outside of the Territory by or on behalf Company or its successor or licensee or (ii) in any country within the Territory by or on behalf of Transferee or its successor or a Permitted Transferee, together, in each case, with all additions, deletions or supplements thereto.

1.62	“NDA Acceptance” means the receipt of notice from the relevant Regulatory Authority that an NDA for the Covered Product has met all the criteria for filing acceptance.

1.63	“NovaMedica” refers to that certain entity incorporated in Russia as NovaMedica LLC, a limited liability company organized under the laws of the Russian Federation with an address 107113, bldg. 38, Sokolnichesky Val Street, Moscow, Russian Federation.

1.64	“Out-of-Pocket Expenses” means documented reasonable expenses actually paid by the Company to any Third Party which is either (i) not an Affiliate of the Company, or (ii) is an Affiliate of the Company where such payment is limited to reimbursing such Affiliate for expenses actually paid by such Affiliate to a Third Party which is not an Affiliate.

1.65	“Patent Right” means: (a) an issued or granted patent, including any extension, supplemental protection certificate, registration, confirmation, reissue, reexamination, extension, or renewal thereof; (b) a pending patent application, including any continuation, divisional, continuation-in-part, request for continued examination, substitute, or provisional application thereof; (c) all pending or issued counterparts or foreign equivalents of any of the foregoing; (d) a patent application in preparation; and/or (e) any similar rights in any country or other jurisdiction within the Territory.

1.66	“Permitted Transferee” means an assignee, licensee, or sublicensee of NovaMedica of any the rights and licenses assigned to NovaMedica under this Agreement.

1.67	“Person” means any natural person, corporation, limited liability company, firm, business trust, joint venture, association, organization, company, partnership, or other business entity, or any government or agency or political subdivision thereof.

1.68	“Pharmacovigilance Agreement” means an agreement to be entered into between Company and NovaMedica as contemplated by Section 4.3, below.

1.69	Intentionally Omitted.

1.70	“Prosecution and Maintenance” means, (i) with regard to a Patent Right, the preparing, filing, prosecuting, and maintenance of a patent or patent application, as well as re-examinations, reissues, requests for patent term extensions and the like, together with the conduct of interferences, the initiation and defense of oppositions and other similar proceedings with respect to the particular patent or patent application; (ii) with regard to a Mark, the preparing, filing, prosecuting, and maintenance of a trademark registration or application for registration, as well as the initiation and defense of oppositions and other similar proceedings with respect to a trademark registration or application for registration; and “Prosecute and Maintain” shall have the correlative meaning.

1.71	“Receiving Party” has the meaning defined in Section 8.1, below.

1.72	“Regulatory Authority” means (a) the FDA, (b) the EMA or the European Commission, (c) any successor or equivalent of the foregoing; or (d) any regulatory body with regulatory authority or oversight over pharmaceutical or biotechnology products the Territory or (e) any regulatory body with regulatory authority or oversight over pharmaceutical or biotechnology products in any other jurisdiction anywhere in the world, or whose review or approval is necessary for exercise of any rights granted hereunder.

1.73	“Regulatory Approval” means, with respect to a particular Covered Product, any and all approvals, licenses, registrations, or authorizations of a relevant Regulatory Authority (including Price Approvals) necessary for the Development, Manufacture, and/or Commercialization of such Covered Product in a particular country or jurisdiction of the Territory. For the avoidance of doubt, Regulatory Approval in the United States shall be deemed to occur upon approval of the applicable NDA (as defined above) in the United States, and shall not be construed to require a determination or approval of reimbursements of any type.

1.74	“Rospatent” shall have the meaning set forth in Section 2.5(d), below.

1.75	“Supply Agreement” means an agreement for Company to manufacture (or cause to be manufactured) and supply and sell any Compound and/or Covered Products (or any component of the Covered Products) to NovaMedica, and/or any Permitted Transferee for resale in the Territory, as set forth in Section 3.5(d), below.

1.76	“Term” shall have the meaning set forth in Section 11.1, below.

1.77	“Termination Notice” shall have the meaning set forth in Section 11.3(c), below.

1.78	“Territory” means all countries listed in Schedule 1.78, hereto.

1.79	“Third Party” means any Person other than Company, DRI, NovaMedica, and Affiliate of either Company, DRI, or NovaMedica.

1.80	“Third Party Action” has the meaning given in Section 7.3(a), below.

1.81	“Third Party IP” means any Intellectual Property Rights that are licensed or sublicensed to the Company by a Third Party that are necessary or useful for the Development or Commercialization of the Covered Products in the Territory.

1.82	“Third Party Licenses” shall mean any license agreements between Company and any Third Party pursuant to which Company acquires rights under any Third Party IP. The Parties acknowledge and agree that: (i) as of the Effective Date, the Third Party Licenses do not include any of the Existing Third Party Agreements and (ii) an Existing Third Party Agreement shall be included in the Third Party Licenses after the Effective Date only if it is determined by Transferee that the Third Party IP under such Existing Third Party Agreement is relevant for Development and Commercialization of the Covered Product in the Territory and therefore will be subject to the provisions of Section 2.3.

1.83	Intentionally Omitted.

1.84	“Transferee Indemnitee(s)” shall have the meaning set forth in Section 10.2, below.

1.85	Intentionally Omitted.

1.86	Intentionally Omitted.

1.87	Intentionally Omitted.

1.88	“USD” or “$” means the lawful currency of the United States of America.

1.89	“Valid Claim” means (a) a claim of an issued and unexpired patent in the Territory that has not lapsed or been revoked, abandoned, or held unenforceable or invalid by a final decision of a court or Governmental Body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, reexamination or disclaimer or otherwise or (b) a claim of a pending patent application in the Territory that has not been abandoned or finally rejected without the possibility of appeal or refiling and that has been pending for less than seven (7) years from its priority date.

1.90	Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections, or Schedules mean the particular Articles, Sections, or Schedules to this Agreement and references to this Agreement include all Schedules hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (i) “include” or “including” shall be construed as if followed by the words “but not limited to” or “without limitation” or words of similar import; (ii) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;” (iii) provisions that require that a Party, the Parties, “agree,” “consent” or “approve” or the like shall require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, written approval of minutes or otherwise; and (iv) references to any specific Law or article, section, or other division thereof shall be deemed to include then-current amendments thereto or any replacement Law thereof. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.

ARTICLE 2

TRANSFER OF RIGHTS

2.1	Assigned IP.

(a)	Assigned IP. Company hereby assigns and shall assign all of its right, title, and interest in, to, and under the Assigned IP to Transferee for use solely within the Territory. For clarity, Company’s obligation to assign shall be limited to only Assigned IP in the Territory; Company shall have no obligation nor shall this Agreement be construed to grant, assign, or transfer to Transferee any right, title, or interest in any Company IP outside of the Territory.

(b)	Assistance of the Company. Company shall provide reasonable assistance to Transferee and any of its successors and assigns (subject to reimbursement to Company of any Out-Of-Pocket Expenses in connection therewith) to evidence, record, and perfect any assignment made or required pursuant to this Agreement, and to apply for and from time to time assist Transferee and/or Permitted Transferees to enforce, maintain and defend the assigned rights, including by entering into the Assignment and Assumption Agreement.

2.2	Grant of Rights.

(a)	Licensed IP. Subject to the terms and conditions of this Agreement, Company hereby grants to Transferee an exclusive (even as to the Company), fully paid-up, and royalty-free (except for the Fixed Payment), irrevocable (except as provided in Section 11, below), assignable, and sublicensable (subject to the provisions of Section 2.6, below) license under the Licensed IP to Develop and Commercialize Covered Products in and for the Field and solely in the Territory.

(b)	Use outside the Territory. Notwithstanding the limitation of the license in Section 2.2(a), above, to the Territory, Transferee shall have the limited right to import Covered Products from outside the Territory or export Covered Products outside of the Territory in each case solely in connection with (i) noncommercial research and development conducted in universities or academic research institutions, (ii) clinical trials pursuant to the Parties’ rights and obligations under the Clinical Development and Collaboration Agreement, or (iii) otherwise obtaining a supply of Covered Products for the exercise of Transferee’s rights pursuant to this Agreement, including the Development and Commercialization of the Compound and Covered Products in the Territory.

(c)	Rights in Improvements. During the Term, Company shall promptly inform Transferee in writing of any Improvement Controlled by Company. Any such Improvement, as well as Company Know-How and Improvement Patent Rights directly related to such Improvement, shall be included within the Licensed IP or Assigned IP, as applicable. Inclusion of any Improvement and associated Company Patents and Company Know-How within Company IP shall require no additional payments by Transferee to Company beyond the payments set forth in Article 6, below. For the clarity, Company Patents shall be included in Assigned IP and Company Know How shall be included in the Licensed IP.

(d)	Non-Compete. During the Term, only Transferee and Permitted Transferees will be permitted to Develop and Commercialize Covered Products in the Field in the Territory. During the Term, Company and its Affiliates shall not use any of the Assigned IP or Licensed IP for any Covered Products in the Field in the Territory, excepting only (i) as necessary to perform its obligations under this Agreement or any of the Ancillary Agreements (ii) as is expressly authorized by this Agreement or (iii) by a written authorization signed by Transferee. Further, to enable Transferee to realize the intended benefits of this Agreement, during the Term, Company will not develop, commercialize or manufacture either, directly or indirectly, any Competing Products within the Territory during the Term.

(e)	Right of First Negotiation

If at any time during the Term, Company desires to seek a partner in the Territory to develop or commercialize another pharmaceutical product which is not a Covered Product, then Company shall first provide Transferee with written notice of its desire to do so, together with a summary of a new structure of a potential business transaction desired by Company on granting of exclusive license to develop, manufacture, and commercialize such other product in some or all of the Territory by Transferee. Transferee shall have thirty (30) days after receipt of such written notice to inform Company, in writing, that it wishes to enter into good faith, arms’ length negotiations with Company to obtain such rights to such other product on commercially reasonable terms. If the Parties fail to reach agreement within sixty (60) days of receipt of Transferee’s notice of its desire to enter into good faith negotiations, then Company shall be free to enter into an agreement with a Third Party and this Section 2.2(e) shall be of no further force or effect.

2.3	Third Party License.

(a)

The Parties acknowledge that as of the Effective Date the Company is party to the Existing Third Party Agreements pursuant to which the Company has acquired certain rights which do not include Company IP and that during the Term, Company may acquire Third Party IP that Covers a Compound or a Covered Product. Company shall upon the written request of Transferee use Commercially Reasonable Efforts to obtain any consents or approvals necessary to obtain Control of Third Party IP (if any) pursuant to the Existing Third Party Agreements (or other Third Party Licenses entered into subsequent to the Effective Date) in the Territory. If Company obtains such Control (or if Company otherwise has Control of any Third Party IP), Company shall promptly notify Transferee, to that effect, together with notification of any applicable pass-through royalties and any other material terms related to such Third Party IP, and Transferee may, in its sole discretion, provide written confirmation to Company that it wishes to enter into a separate, written sublicense agreement for such Third Party IP that is consistent with and subject to the terms of the applicable Third Party License. As a condition to the grant of any such sublicense, Transferee, NovaMedica and/or the Permitted Transferee requesting such sublicense must assume all of Company’s royalty, other commercial financial and other material non-financial obligations under the applicable Third Party License that apply to the Territory and indemnify Company for any breaches of said obligations by Transferee. For clarity, unless and until Transferee provides such confirmation to Company and enters into a sublicense as described above, Transferee is not granted any rights by or from Company to any such Third Party IP and is not bound by any obligations under such Third Party License.

(b)	If Company (or any successor or any affiliate of a successor under common control of such successor) is relieved in whole or in part of any material and/or financial obligation under any Third Party Licenses which Third Party License is the subject of a sublicense between Transferee and Company, Company shall promptly so inform Transferee, and thereafter the sublicense between Company and Transferee shall automatically be deemed to be amended to relieve Transferee of its corresponding obligation(s) to Company to the same extent as Company (or its successor or any affiliate of its successor under common control of such successor) is relieved of its obligation(s) under the corresponding Third Party Licenses.

(c)	If after the Effective Date Company agrees to any amendment of a Third Party License which is the subject of a sublicense between Company and Transferee, that increases any obligations of Transferee under such sublicense, Transferee’s obligations under such amendment will apply only to the extent of Transferee’s obligation under the sublicense unless and until Transferee (or a Permitted Transferee) confirms in writing its agreement to be bound by any such amendment, and Company will bear any increase in such obligations due to such amendment up until Transferee (or a Permitted Transferee) agrees in writing to be bound by such further obligation(s).

(d)	Company shall promptly notify in writing Transferee of any notice of default under, or termination or amendment of, any Third Party License. Company shall not take any action or fail to take any action that would lead to termination in the Territory of any Third Party License with respect to which Transferee is granted a sublicense in accordance with this Section 2.3.

2.4	Retained Rights.

(a)	All rights not expressly granted herein are reserved by each Party.

2.5	Registration of Assignment in the Territory.

(a)	Transferee and Company shall perform all actions required to ensure that the assignment of the Assigned IP to Transferee (the “Assignment”) is approved, registered, recorded, or noticed with the applicable Governmental Body in each country in the Territory where such approval, registration, recordation, or notice is required, and that all other actions required under applicable Laws are taken to ensure that such Assignment is fully effective and enforceable.

(b)	DRI and Company shall each use all reasonable efforts to ensure that assignment to NovaMedica of all of the Assigned IP is completed within ninety (90) calendar days of the Effective Date of this Agreement.

(c)

Company during the Term of this Agreement upon the Transferee’s reasonable request (subject to reimbursement to Company of any Out-Of-Pocket Expenses in connection therewith) shall file applications to register Company Patents (“Company Patent

Applications”) with the relevant Governmental Body in the Territory with respect to the Covered Products’, and/or Compounds’, Development and Commercialization, and promptly shall assign such Company Patent Applications to Transferee pursuant to this Section 2.5.

(d)	Without limiting the foregoing, Company shall (subject to reimbursement to Company of any Out-Of-Pocket Expenses in connection therewith) submit an application for registration of each Assignment to the Russian Federation with the Russian Federal Service for Intellectual Property, Patents and Trademarks (“Rospatent”) (with respect to any Company Patents requiring such registration under applicable Russian Law) and any similar Governmental Body in other countries in the Territory (with respect to any Company Patents requiring such registration under applicable Laws of such countries) within thirty (30) calendar days after the Effective Date of this Agreement and thereafter during the Term, and shall use all reasonable efforts to ensure that such registration is completed as soon as practicable. Transferee shall provide such assistance as Company may reasonably require in completing any such Assignment registration.

2.6	Transfers by Transferee.

Transferee shall have the right to grant and authorize granting rights in the Territory under Company IP to a Third Party, subject to the following conditions (the compliance with which shall result in such Third Party being deemed a “Permitted Transferee”):

(a) Transferee shall promptly (and in any event no later than thirty (30) days) inform Company of the transfer or granting of any license or sublicense of any portion of the Company IP in the Territory to any Permitted Transferee, and together with such information shall provide to Company a true and complete copy of the applicable transfer agreement, provided that Transferee or a Permitted Transferee shall have the right to redact from such copies portions thereof that are unrelated to the Covered Products or are not necessary for Company to verify the consistency of the particular transfer, license, or sublicense agreement with the terms and conditions of this Agreement.

(b) Each such transfer agreement shall be in writing and shall be expressly subject to, and require full compliance with, the material terms and provisions of, this Agreement.

(c) Each transfer, license or provision of rights by Transferee or a Permitted Transferee with respect to the rights granted under this Agreement, above, shall be subordinate to, consistent with, and subject to the terms and conditions of this Agreement (and, in the case of such rights subject to an Existing Third Party Agreement or subsequent Third Party License, shall be subordinate to, consistent with and subject to the terms and conditions of the applicable sublicense granted by Company in accordance with Section 2.3).

(d) In the event that this Agreement is terminated for any reason, any sublicense granted by Transferee to a Permitted Transferee shall, at the election of such Permitted Transferee, survive such termination, provided such Permitted Transferee is and has been in full compliance with the terms of its sublicense under this Agreement at the time this Agreement is terminated, and confirms to Company in writing that it shall be bound by the terms of this Agreement. If such conditions are satisfied, upon termination of this Agreement, Company shall automatically be deemed to have entered into a license agreement with such Permitted Transferee and to have granted a license under Licensed IP (a “Direct License”) directly to such Permitted Transferee. Each Direct License shall be subject to the same terms and conditions as those in such Sublicense Agreement, including but not limited to scope, sublicense territory, duration of sublicense grant, financial and diligence obligations, in each case to the extent that such sublicense agreement provisions are not in conflict with the terms of this Agreement or applicable Law. In no event shall Company (a) be liable to Permitted Transferee for any actual or alleged breach of such sublicense agreement by Transferee or (b) have any obligations to such Permitted Transferee other than Company’s obligations to Transferee as set forth herein. At a Permitted Transferee’s request, Company as soon as practicable shall sign license agreement with such Permitted Transferee to memorialize the terms of the Direct License, which written agreement shall be fully consistent with this Section 2.6(d) and such sublicense agreement. Each Permitted Transferee shall be an intended third party beneficiary of this Section 2.6, to the extent such Permitted Transferee elects to receive a Direct License.

2.7	Retained Rights; No Implied Rights. Company expressly retains all rights with respect to the Development, Manufacture, and Commercialization of the Compounds and any Covered Product for any use or Indication both inside and outside the Field in any country or other political subdivision outside of the Territory, and under this Agreement does not grant, assign, or otherwise convey any right, title, or interest to Transferee with respect to the foregoing except otherwise provided in this Agreement or approved by Company in writing. Each Party acknowledges that the rights and licenses granted under this Article 2 and elsewhere in this Agreement are limited to the scope, including Field and Territory, expressly granted.

ARTICLE 3

COOPERATION; KNOWLEDGE TRANSFER; ANCILLARY AGREEMENTS

3.1	Ancillary Agreements. Subsequent to the Effective Date, Company and NovaMedica shall enter into the Clinical Development and Collaboration Agreement, Supply Agreement, and Pharmacovigilance Agreement, as provided herein.

3.2	Development and Commercialization. Transferee, itself or through one or more Permitted Transferees selected by Transferee, shall have the sole authority and the exclusive right during the Term to Develop and Commercialize the Compounds and/or any and all Covered Products in the Field in the Territory, including the exclusive right to conduct (at their cost) all Clinical Trials and non-clinical studies Transferee believes appropriate to obtain Regulatory Approvals for the Covered Product in the Territory (beyond those studies that the Company has conducted or conducts to obtain Regulatory Approvals for the Covered Product in the USA). Company and NovaMedica shall enter into the Clinical Development and Collaboration Agreement within 90 (ninety) calendar days from the Effective Date of this Agreement.

3.3	Materials Transfer Requests. Transferee shall have the right at any time to request from Company, by notice in writing (the “Material Transfer Request”), that Company transfer Company Materials to Transferee, or an Affiliate or Permitted Transferee designated in the Material Transfer Request, for Transferee’s reasonable needs for Development purposes. Company shall make Commercially Reasonable Efforts to transfer Company Materials to Transferee (or a designated Affiliate or Permitted Transferee) according to such request in a timely fashion as agreed to by the Parties, subject to the payment to Company of all Out-of-Pocket Expenses incurred by Company in connection with such provision and transfer of Company Materials. For the avoidance of doubt, any supply of Covered Product shall be provided pursuant to Section 3.5 or the Supply Agreement, and not pursuant to this Section 3.3.

3.4	Knowledge Transfer Procedures

(a)	Company shall promptly transfer to Transferee, as soon as reasonably practicable, and at no additional cost to Transferee or Permitted Transferee (other than the payment of Company’s Out of Pocket Expenses), such Company Know-How, including any preclinical data, clinical data, assays and associated materials, protocols, procedures, and any other information in the Company’s possession or control, as is reasonably necessary or useful to continue or initiate Development of, or in seeking Regulatory Approval for, or to Commercialize the Covered Products in the Territory, including by providing copies of any tangible embodiments thereof.

(b)	In the event that Transferee desires to obtain support for the Development or Commercialization of a Compound or a Covered Product, Company agrees to make its personnel that are knowledgeable of the Covered Product (or any constituent Compound), its properties, and functions, reasonably available to Transferee for scientific and technical explanations, advice, and on-site support, that may reasonably be required by Transferee, relating to the Development and Commercialization of the Covered Product (and/or such Compound) (the foregoing activities being referred to as “Development Support”). Transferee shall reimburse Company for Company’s Out-of-Pocket Expenses incurred in providing Development Support, subject to Company providing documented evidence of such Out-of-Pocket Expenses having been incurred.

(c)	In the event that Transferee wishes to utilize the personnel of a contract manufacturer of the Company (“Company Manufacturer”) for support in connection with training, set-up, or other assistance in establishing Transferee or an in-Territory contract manufacturer’s procedures and capabilities for the manufacture or supply of Covered Products for the Territory, Company shall promptly upon Transferee’s request make Commercially Reasonable Efforts to facilitate the establishment of a relationship with such Company Manufacturer, and grant all consents and releases required in connection with such engagement. Transferee shall be responsible to directly pay such Company Manufacturer for such services or shall reimburse Company for Out-of-Pocket Expenses charged to Company by the Company Manufacturer for such support.

3.5	Manufacturing and Supply.

(a)	During the Term, Transferee shall have the exclusive right within the Territory to Manufacture the Covered Products (and any corresponding Compound) solely for Development and Commercialization of Covered Products in the Territory within the Field, itself or through one or more Affiliates or Permitted Transferees, or other Third Parties selected by Transferee.

(b)	Company shall make its personnel that are knowledgeable on the Manufacture of the Compounds (solely as such Manufacture relates to Covered Products in the Territory) and the Covered Product to Transferee for scientific and technical explanations, advice, and on-site support, that may reasonably be required by Transferee, relating to the manufacture of the Covered Product (“Manufacturing Support”). Transferee shall reimburse Company for Company’s Out-of-Pocket Expenses incurred in providing such Manufacturing Support, subject to the Company providing documented evidence of such Out-of-Pocket Expenses having been incurred and the time incurred by Company personnel in providing such support.

(c)

Until the First Commercial Sale of a Covered Product within the Territory, Transferee or its Affiliates or Permitted Transferees shall have the right to purchase such reasonable quantities of Compounds and/or Covered Product from Company (or purchase the right for delivery of clinical trials supplies so ordered from a Third Party contract manufacturer) as are reasonable and necessary to conduct Clinical Trials of Covered Product in the Territory; provided that any such purchase does not reasonably interfere with Company having sufficient supplies of Compounds and/or Covered Products on hand for use in Development (including the conduct of Clinical Trials) or Commercialization outside of the Territory. Such purchases will be made from Company on a [*] basis.

(d)	Transferee and Permitted Transferees operating within the Territory shall have the sole and exclusive right during the Term to Import any and all Compounds and/or Covered Products into the Territory, and shall do so for solely for Development and Commercialization of Covered Products in the Territory. Promptly following receipt of written request from Transferee, Company, itself or through a Third Party contract manufacturer authorized by Company to manufacture and supply the Compound and Covered Products, shall within one hundred twenty (120) days of such request negotiate and enter into a Supply Agreement with Transferee to produce and supply needed quantities of Covered Product required solely for Commercialization of Covered Products in the Territory, on commercially fair and reasonable terms. Such Supply Agreement negotiations shall be in good faith and on an arm’s length basis, and shall provide for the commercial supply of Compound or Covered Products on a [*] basis. Any such Supply Agreement shall not preclude Transferee from entering into other agreements with one or more other contract manufacturers for obtaining the Covered Product for Commercialization solely within the Territory in accordance with Section 3.5(a), above.

ARTICLE 4

REGULATORY MATTERS

4.1	Regulatory Filings. Transferee shall solely own and maintain all regulatory filings and Regulatory Approvals for the Covered Products in the Territory. It is understood and agreed that nothing herein shall preclude Transferee from referencing any IND or NDA Controlled by Company (or a Company Affiliate, successor, or licensee outside of the Territory) in respect of a Covered Product Developed or Commercialized outside of the Territory, or using data therein in support of regulatory filings for Covered Products in the Territory, or from authorizing Third Parties within the Territory to do so. Company and Company’s Affiliates shall provide (and shall make Commercially Reasonable Efforts to require any other Company Affiliate, successor, or licensee outside of the Territory to provide) reasonable assistance to Transferee (and Transferee shall reimburse for Out-of-Pocket Expenses) in the preparation of and filing of any IND, IND amendment, or NDA with respect to any Covered Product in the Territory. Such assistance shall include, in particular, Company (or its Affiliate, successor, or licensee outside of the Territory) providing Transferee, to the extent an electronic copy is available or in possession of Company, with a complete electronic copy of all relevant documentation submitted to the FDA or EMA in respect of any Clinical Trial for any Covered Product that would be necessary or useful to Transferee in preparing its own IND for a particular Covered Product for use in the Territory, and, to the extent necessary or useful, to allow Transferee to cross-reference any such IND, IND amendment, or NDA held by Company (or its Affiliate, successor, or licensee outside of the Territory). Transferee shall provide Company with complete electronic copies of filings (including serial submissions) submitted to a Regulatory Authority in the Territory in respect of Development or Commercialization of any Covered Product, and Company shall have the right to use data generated by Transferee (or its Permitted Transferee(s)) in support of Development and Commercialization (including use in regulatory filings) of Covered Products for any Indication outside of the Territory.

4.2	Communications with Authorities. Transferee (or a Permitted Transferee) shall be responsible for and act as the sole point of contact for communications with Regulatory Authorities in the Territory in connection with the Development and Commercialization of Covered Products. To the extent Company or Transferee (or a Permitted Transferee) receives any written or oral communication from any Regulatory Authority relating to a Covered Product, as soon as reasonably practicable and, in all cases, no later than ten (10) business days after receipt of the communication, the Party receiving such communication shall notify the other Party thereof (and Transferee shall cause Permitted Transferee to notify Company thereof), which notice shall include a copy of any written communication received or, if applicable, complete and accurate minutes of such oral communication.

4.3	Pharmacovigilance. The Parties agree that Company and NovaMedica will, within one hundred eighty (180) days after the date of a Material Transfer Request, conclude a Pharmacovigilance Agreement substantially in the form as provided in Schedule 4.3 hereto. Such pharmacovigilance agreement shall provide for the exchange of any information of which a party thereto becomes aware in the Territory concerning any side effect, injury, toxicity, or sensitivity reaction, or any unexpected incident, in or involving a research patient or subject or, in the case of non-clinical studies, an animal in a toxicology study, and the seriousness thereof, whether or not determined to be attributable to any Covered Product or Compound, including any such information received from a Third Party. It is understood that each Party and its Affiliates or licensees/sublicensees shall have the right to disclose such information as reasonably necessary to comply with Regulatory Authorities within its respective territory with respect to its filings and activities related to Compounds and Covered Products.

ARTICLE 5

GOVERNANCE

5.1.	Clinical Development and Collaboration Agreement. The Parties understand that assistance from Company will be needed and accepted in connection with the Development of the Compound and Covered Products in the Field in the Territory. With regard to Development, the Parties agree that within ninety (90) calendar days after the Effective Date (or such longer period as the Parties may agree in writing), NovaMedica and Company will enter into a mutually acceptable “Clinical Development and Collaboration Agreement” regarding Development of the Compound and Covered Product(s) in the Territory.

5.2.	Clinical Trials and Non-Clinical Studies. The Clinical Development and Collaboration Agreement shall, among other things, provide that all Clinical Trials necessary to register a Covered Product for any Indication in the Field in any country or jurisdiction within the Territory shall be the sole obligation and responsibility of the Transferee. The Company shall take Commercially Reasonable Efforts to include sites in the Russian Federation in its global Clinical Trials Program. Transferee and any Permitted Transferee shall be entitled at no cost to access, use, and reference the data and results from any Company Clinical Trial of a Covered Product and/or Compound in any Indication for their own Regulatory Approval, Development, and Commercialization purposes in the Field in the Territory.

5.3.

Development and Commercialization. The Clinical Development and Collaboration Agreement shall, among other things, require that Company and the Transferee establish a Joint Steering Committee (“Joint Steering Committee” or “JSC”) to oversee Development of Covered Products until the First Commercial Sale of a Covered Product in the Territory, unless otherwise agreed in writing by Company and the Transferee. The JSC will be comprised of an equal number of members appointed by the Transferee and by Company. The JSC shall oversee the Development of Covered Products in the Field in the Territory, and shall plan, implement, and oversee activities relating thereto, including the preparation and implementation of a development plan. All JSC decisions will be made by unanimous vote, with the JSC representatives of Company collectively having one vote and the JSC representatives of Transferee collectively having one vote. If the JSC is unable to decide or resolve unanimously any matter properly presented to it for action, then such matter shall be resolved as provided in the definitive Clinical Development and Collaboration Agreement.

5.4.	Joint Development Committee. The Clinical Development and Collaboration Agreement shall, among other things, also require that for so long as the Transferee (and/or one or more Permitted Transferees) is Developing a Covered Product(s) for use in the Field in the Territory, the day-to-day Development work shall be conducted under the direction of the Joint Development Committee (“Joint Development Committee” or “JDC”) comprised of an equal number of representatives from Transferee and Company. All JDC decisions will be made by unanimous vote. If the JDC is unable to decide or resolve any matter properly presented to it for action, then the decision of Company shall be final and shall be in compliance with the terms and conditions of this Agreement, the Clinical Development and Collaboration Agreement and Law. The JDC will be responsible for coordinating amendments to any plan for Development in respect of a Covered Product for use in the Field in the Territory for review and approval by the JSC, for overseeing such Development work, and for making operational decisions related to such Development work. Unless otherwise agreed in writing by the Transferee and Company, until the First Commercial Sale of a Covered Product in the Territory, the JDC will meet on a regular basis, at such times and in such manner as provided in Clinical Development and Collaboration Agreement.

5.5.	Joint Commercialization Committee. The Clinical Development and Collaboration Agreement shall, among other things, require that for so long as the Transferee (or a Permitted Transferee) is preparing to Commercialize a Covered Product(s) in the Territory, the day-to-day Commercialization preparation work shall be conducted under the direction of a Joint Commercialization Committee (“Joint Commercialization Committee” or “JCC”) and supply chain audit procedures. The JCC shall be comprised of an equal number of representatives from the Transferee and Company. All JCC decisions will be made by unanimous vote. If the JCC is unable to decide or resolve any matter properly presented to it for action, then the decision of the Transferee shall be final and in compliance with the terms and conditions of this Agreement and Law. Prior to the First Commercial Sale of a Covered Product (or such longer period as the Parties may agree in writing), the JCC will be responsible for coordinating any amendments to the plan for Commercialization of Covered Product(s) in the Territory, for overseeing performance of the Commercialization program, and for making operational decisions related to that program. Periodically, a member of the JCC for each party shall provide to the other party a reasonably detailed summary of the Commercialization activities conducted in the Territory. The JCC will jointly prepare and provide to each Party on at least a Calendar Quarter basis a report, via e-mail, regarding the status of Commercialization activities hereunder.

ARTICLE 6

FINANCIAL PROVISIONS

6.1	Consideration Payable by DRI. DRI shall pay Company a fixed payment (the “Fixed Payment”) in amount of US$100,000 in full consideration for all rights and licenses granted by Company pursuant hereto, and Company’s performance of all its obligations hereunder.

6.2	Payment of Fixed Payment. The Fixed Payment shall be payable by DRI by wire transfer on the Effective Date (which is the date of the initial closing of the Investment transaction).

6.3	Payments, Currency, and Invoicing. All payments to Company hereunder shall be made by deposit of United States Dollars in the requisite amount to such bank account as Company may designate by written notice to Transferee.

6.4	Existing Third Party Agreements. To the extent Company grants a sublicense to Transferee in accordance with Section 2.3 with respect to a Third Party License, Company shall maintain such Third Party License at its own cost and expense, and shall continue to be responsible for making payments to such Third Parties in a timely manner and to the extent set forth in such Existing Third Party Agreement.

6.5	Taxes. Company shall be responsible for the payment of any and all taxes levied on account of royalties and other payments paid to Company by Transferee or its Affiliates or any Permitted Transferee, other than any value added tax or similar tax. If applicable Law requires that taxes be deducted and withheld from royalties or other payments paid pursuant to this Agreement, Transferee shall (a) deduct those taxes from the payment; (b) pay the taxes to the proper Governmental Body; (c) remit to Company the net amount, after deductions or withholding made under this Section 6.5; and (d) cooperate with Company in any way reasonably requested by Company to obtain available reductions, credits, or refunds of such taxes.

ARTICLE 7

PROSECUTION AND MAINTENANCE; ENFORCEMENT AND DEFENSE

7.1	Patent Prosecution and Maintenance

(a)	Assigned IP. Subject to Section 7.1(c) and Section 7.1(d) below, Transferee shall Prosecute and Maintain the Assigned IP in its discretion and at its expense. Transferee shall provide Company with timely copies of all material communications from applicable patent offices in the Territory as well as provide the Company with timely drafts of any material communication, filings, and submissions proposed to be sent to any patent office in the Territory sufficient to permit Company a reasonably opportunity to comment thereon, which comments Transferee will reasonably consider. Transferee agrees to provide Company with all information necessary or desirable to enable Company to comply with the duty of candor/duty of disclosure requirements of any patent authority. Transferee shall provide Company with an annual update of the status of the Assigned IP.

(b)	Other IP. Company shall Prosecute and Maintain any and all other Patent Rights or Marks Controlled by the Company after the Effective Date in its discretion and at its expense, consistent with any contractual obligations to any Third Party. Company agrees to provide Transferee with all information necessary or desirable to enable Transferee to comply with the duty of candor/duty of disclosure requirements of any patent authority.

(c)	No obligation. For avoidance of doubt, Transferee reserves the right (i) to select and use its own trademarks for Commercialization of the Covered Products in the Territory, and (ii) to elect to not use or pay expenses for any of the Company Marks.

(d)	Election not to Prosecute or Maintain the Company Patents. If a prosecuting Party elects not to Prosecute or Maintain a Company Patent in any country or jurisdiction within the Territory, then it shall inform the other Party in writing at least ninety (90) calendar days before any final deadline applicable to the filing, prosecution, or maintenance of such Patent Right, as the case may be, or any other date by which an action must be taken to establish or preserve such Patent Right in such country or jurisdiction. In such case, by no later than thirty (30) calendar days before any final deadline applicable to the filing, prosecution, or maintenance of such Patent Right, or any other date by which an action must be taken to establish or preserve such Patent Rights in such country or jurisdiction, the other Party (or its designee) shall have the right, but not the obligation, to pursue the filing or support the continued Prosecution and Maintenance of such Patent Right in such country or jurisdiction, at such other Party’s (or its designee’s) expense.

(e)	Joint Patents. The Parties shall promptly disclose any potentially patentable Joint Invention to the JDC. Once the JDC has determined that a Patent Right should be filed corresponding to the Joint Invention, Company shall have the first right to be responsible for and control the preparation of a priority application disclosing and claiming (as applicable) the Joint Invention (“Joint Patent”). Company shall provide Transferee with a draft of the proposed filing, permitting Transferee the opportunity to provide comments. The Parties shall share equally in the cost of preparing the priority application, and shall coordinate to ensure that all deadlines are met, including any foreign filing deadline. Subsequent to the national phase filing deadline, Transferee (or its designee(s)) shall have the first right to be responsible for, and control the Prosecution and Maintenance of the Joint Patent throughout the Territory, and Company shall have the first right to be responsible for, and control the Prosecution and Maintenance of the Joint Patent outside of the Territory. The Parties shall reasonably cooperate in Prosecution and Maintenance of the filings each Party controls. The Parties shall keep each other advised of the status of all material communications to and from applicable patent offices, actual, and prospective filings or submissions regarding Joint Patents, and shall give the other Party an opportunity to review and comment in advance on any such communications, filing, and submissions proposed to be sent to any patent office. If Transferee (or its designee(s)) elects in its sole discretion not to Prosecute and Maintain a Joint Patent in any country or jurisdiction in the Territory, then it shall inform Company in writing at least ninety (90) calendar days before any deadline applicable to the filing, prosecution, or maintenance of such Joint Patent, as the case may be, or any other date by which an action must be taken to establish or preserve such Joint Patent in such country or jurisdiction, and in such case Company shall have the right, but not the obligation, to pursue the filing or support the continued Prosecution or Maintenance of such Joint Patent in the Territory. Each Party agrees to provide the other Party with all information necessary or desirable to enable the prosecuting party for any Joint Patent to comply with the duty of candor/duty of disclosure requirements of any patent authority.

(f)	Patent Marking. Transferee shall mark, and shall require any Permitted Transferee to mark, all Covered Products Commercialized under the terms of this Agreement, or their containers, in accordance with all applicable patent-marking Laws, if any, in the Territory.

(g)	Patent Term Restoration. Company and Transferee (or, as the case may be, Permitted Transferee) will cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Assigned IP and Joint Patents. In the event that elections with respect to obtaining such patent term restoration are to be made, Company shall determine the matter.

7.2	Enforcement of Patent Rights.

(a)	Notice. If either Party believes that the Assigned IP or a Joint Patent is being infringed in the Territory by a Third Party or if a Third Party claims that any Assigned IP or a Joint Patent within the Territory is invalid or unenforceable (collectively, “Infringing Activities”), the Party possessing such knowledge or belief shall notify the other Party and provide it with details of such infringement or claim that are known by such Party. As between the Parties, the right to enforce such the Assigned IP or Joint Patent with respect to such infringement, or to defend any declaratory judgment action with respect thereto, or to compromise or settle such infringement claim or declaratory judgment action, in each case to the extent the same pertains to Infringing Activities (each, an “Enforcement Action”) shall be as set forth in this Section 7.2. For purposes of this Agreement, “Initiating” or to “Initiate”, with respect to an Enforcement Action, refers to bringing an infringement claim or defending a declaratory judgment action, or compromising or settling such infringement claim or allegation or declaratory judgment action, within any country or jurisdiction in the Territory.

(b)	Right to bring an Action. Transferee shall have the first right to attempt to abate Infringing Activities within the Territory, including by taking and controlling an Enforcement Action with respect to the Assigned IP and Joint Patents. If Transferee does not intend to prosecute or defend an Enforcement Action, Transferee shall promptly inform Company. If Transferee does not take an Enforcement Action with respect to such an infringement or claim within ninety (90) days following notice thereof or a request by Company to do so, Company shall have the right to take and control an Enforcement Action in the name of either or both Parties after notifying Transferee of the same. The Party taking such Enforcement Action shall have the sole and exclusive right to select counsel for any suit it initiates pursuant to this Section 7.2. Notwithstanding the foregoing, in the event that Transferee has tried to prosecute or defend an Enforcement Action in the Territory, and the competent court has denied Transferee standing to prosecute or defend, then Company shall, upon Transferee’s request, prosecute, or defend such Enforcement Action, at Transferee’s expense. For clarity, Transferee will have no right to enforce a Patent Right solely Controlled by Company outside of the Territory even in the event Company opts not do so.

(c)

Costs of an Action/Cooperation. Subject to the respective indemnity obligations of the Parties set forth in Article 10 of this Agreement, the Party (or its Affiliate or Permitted Transferee) taking an Enforcement Action under this Section 7.2 shall pay all costs associated with such Enforcement Action, other than (subject to Section 7.2(e), below) the expenses of the other Party if the other Party elects to join such

Enforcement Action. The Parties shall reasonably cooperate with each other in any Enforcement Action. The non-enforcing Party shall have a reasonable opportunity for meaningful participation in decision-making and formulation of enforcement strategy. The non-enforcing Party will be entitled to be represented by independent counsel of its own choice at its own expense, and shall cooperate with and assist the enforcing Party at the expense of and as the enforcing Party reasonably requests. Each Party (or an Affiliate or Permitted Transferee of such Party) shall, at its own expense, have the right to join an Enforcement Action taken by the other Party.

(d)	Settlement. Neither Party (nor an Affiliate or Permitted Transferee) shall settle or consent to any judgment or otherwise compromise any Enforcement Action by admitting that any claim or patent within the Assigned IP or a Joint Patent is invalid or unenforceable without the other Party’s prior written consent, which consent shall not be unreasonably withheld or delayed, and, (i) in the case of Company, Company may not settle or otherwise compromise an Enforcement Action in a way that adversely affects or would be reasonably expected to adversely affect Transferee’s or Permitted Transferee’s rights or benefits hereunder in the Territory with respect to the Covered Product, and (ii) in the case of Transferee, Transferee (or any Permitted Transferee) may not settle or otherwise compromise an Enforcement Action in a way that adversely affects or would be reasonably expected to adversely affect Company’s Patent Rights or benefits outside of the Territory. For clarity, any limit on Company’s right to settle is limited to claims or actions in the Territory.

(e)	Reasonable Assistance. The Party not taking an Enforcement Action shall provide reasonable assistance to the other Party (or the other Party’s Affiliate or Permitted Transferee), including providing access to relevant documents (subject to confidentiality obligations and privilege) and other evidence and making its reasonably employees available, subject to the other Party’s (or the other Party’s Affiliate’s or Permitted Transferee’s) reimbursement of any Out-of-Pocket expenses incurred by the non-enforcing or non-defending Party in providing such assistance.

(f)	Distribution of Amounts Recovered. Any amounts recovered by the Party (or its Affiliate or Permitted Transferee) taking an Enforcement Action pursuant to this Section 7.2, whether by settlement or judgment, shall first be applied to pro-rata reimbursement of the unreimbursed legal fees and expenses incurred by the Parties in such Enforcement Action, and any remainder shall be distributed to the Party taking or controlling the Enforcement Action.

7.3	Defense of Infringement Claims.

(a)	Notice. If a Party becomes aware of any claim or action by a Third Party against either Party that claims that the Covered Product, or its Development or Commercialization infringes such Third Party’s intellectual property rights in the Territory (each, a “Third Party Action”), such Party shall promptly notify the other Party of all details regarding such claim or action that is reasonably available to such Party.

(b)

Right to Defend. Transferee shall have the first right, at its sole expense, but not the obligation, to defend a Third Party Action through counsel of its choosing, subject to Section 7.3(c), below. Company shall have the right to join any defense brought by Transferee with its own counsel at its own expense, or in the event that Transferee

(or a Permitted Transferee) declines or fails to assert its intention to defend such Third Party Action within sixty (60) days of receipt/sending of notice under Section 7.3(a), above, then Company shall have the right, but not the obligation, to defend such Third Party Action to the extent legally permissible. The Party defending such Third Party Action shall have the sole and exclusive right to select its counsel for such Third Party Action.

(c)	Consultation. The Party (including Transferee or Permitted Transferee) defending a Third Party Action pursuant to this Section 7.3 shall be the “Defending Party.” The Defending Party shall consult with the non-Defending Party on all material aspects of the defense. The non-Defending Party shall have a reasonable opportunity for meaningful participation in decision-making and formulation of defense strategy. The Parties shall reasonably cooperate with each other in all such actions or proceedings. The non-Defending Party will be entitled to be represented by independent counsel of its own choice at its own expense, and shall cooperate with and assist the Defending Party at the expense of and as the Defending Party reasonably requests.

(d)	Appeal. In the event that a judgment in a Third Party Action is entered against the Defending Party and an appeal is available, the Defending Party shall have the first right, but not the obligation, to file such appeal. In the event the Defending Party does not desire to file such an appeal, it will promptly, within a reasonable time period (i.e., with sufficient time for the non-Defending Party to take whatever action may be necessary) prior to the date on which such right to appeal will lapse or otherwise diminish, permit the non-Defending Party to pursue such appeal at such non-Defending Party’s own cost and expense. If applicable Law requires the other Party’s involvement in an appeal, the other Party shall be a nominal party of the appeal and shall provide reasonable cooperation to the appealing Party at the appealing Party’s expense.

(e)	Costs of an Action. Subject to the respective indemnity obligations of the Parties set forth in Article 10, below, the Defending Party shall pay all costs associated with a Third Party Action, other than the expenses of the other Party if the other Party elects to join such Action. Each Party shall have the right to join a Third Party Action defended by the other Party, at its own expense.

7.4	No Settlement Without Consent. A Defending Party shall not settle or otherwise compromise any Third Party Action without the non-Defending Party’s prior written consent, and, (i) in the case of Company, Company may not settle or otherwise compromise a Third Party Action in a way that adversely affects or would reasonably be expected to adversely effect Transferee’s rights and benefits hereunder with respect to Development and Commercialization of Covered Products within the Territory, and (ii) in the case of Transferee, Transferee may not settle or otherwise compromise an Enforcement Action in a way that adversely affects or would reasonably be expected to adversely effects Company’s rights or benefits outside of the Territory. For clarity, a Third Party Action does not include claims or actions outside of the Territory.

ARTICLE 8

CONFIDENTIALITY

8.1	Confidentiality; Exceptions. Except to the extent authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement, Confidential Information in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement, except to the extent that such Confidential Information:

(a)	was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to, or learned by, the Receiving Party, or was otherwise developed independently by the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

(b)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

(d)	was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

8.2	Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party may use and disclose Confidential Information of the Disclosing Party as follows: (a) in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement (including the rights to Develop and Commercialize the Covered Products); (b) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright, and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining regulatory approval, conducting Clinical Trial Investigations, marketing Covered Products, or otherwise required by Law; (c) in connection with the appraisal of Company IP for the purpose of contributing such IP into the charter capital of NovaMedica or (d) to the extent mutually agreed to in writing by the Parties; provided, however, that if a Receiving Party is required in litigation or by Law or regulation to make any such disclosure of a Disclosing Party’s Confidential Information it shall give reasonable advance notice to the Disclosing Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, shall use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed. In addition, a Receiving Party may disclose Confidential Information of the Disclosing Party to any of its Affiliates and Permitted Transferees, or in connection with due diligence investigations by or on behalf of a Third Party in connection with a potential license, collaboration, investment, merger, or acquisition with or by such Third Party, and, in the case of Company, to Third Parties in connection with due diligence investigations by or on behalf of a Third Party in connection with a potential license, collaboration, investment or other financing, merger, or acquisition with or by such Third Party; provided, however, in each of the foregoing cases, that such Third Party reasonably needs to have access to such Confidential Information agrees to be bound by reasonable terms of confidentiality and non-use at least as stringent as those set forth in this Article 8, to limit such disclosure to only personnel having a need to know such information, and to return or certify to the Receiving Party as to the destruction of such Confidential Information promptly after completing the due diligence investigation, negotiation, or transaction, as the case may be.

8.3	Disclosure of Agreement. No Party shall issue any press release or other public disclosure regarding this Agreement or the Parties’ activities hereunder, or any results or data arising hereunder, except with all the other Party’s prior written consent. Except to the extent required by Law or as otherwise permitted in accordance with this Section 8.3, neither Party shall make any public announcements concerning this Agreement or the subject matter hereof without the prior express written consent of the other, which shall not be unreasonably withheld, conditioned or delay. Notwithstanding the foregoing, to the extent information regarding this Agreement has already been publicly disclosed other than through any act or omission of a Party in breach of this Agreement, a Party may subsequently disclose the same information to the public without the consent of the other Party. Each Party shall be permitted to disclose the terms of this Agreement, in each case under appropriate confidentiality provisions that are no stringent to those of this Agreement, to any actual or potential acquirers, merger partners, and professional advisors.

8.4	Remedies. Each Party shall be entitled to seek, in addition to any other right or remedy it may have, at law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Article 8.

ARTICLE 9

REPRESENTATIONS, WARRANTIES, AND COVENANTS

9.1	Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:

(a) such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

(b) such Party has taken all actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(c) this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement;

(d) the execution, delivery, and performance of this Agreement by such Party does not conflict with, breach, or create in any Third Party the right to accelerate, terminate, or modify any agreement or instrument to which such Party is a party or by which such Party is bound, and does not violate any Law of any Governmental Body having authority over such Party;

(e) no consent by any Third Party or Governmental Body is required with respect to the execution and delivery of this Agreement by either Party or the consummation by either Party of the transactions contemplated hereby; and

(f) such Party has all right, power, and authority to enter into and to perform its obligations under this Agreement.

9.2	Additional Representations and Warranties of Company. Company covenants to the Transferee and represents and warrants to the Transferee as of the Effective Date and as of the date of transfer of the respective Company IP:

(a)	Company has the full right and authority to transfer rights to the Assigned IP and grant the licenses under the Licensed IP to Transferee under this Agreement, and all of the Licensed IP and Assigned IP is to Company’s knowledge, valid, subsisting and enforceable;

(b)	as of the Effective Date, Company owns or Controls all right, title, and interest in and to Company IP;

(c)	except as set forth on Schedule 9.2(c) (as Schedule 9.2(c) may be updated by Company in the future (where such update must be provided to Transferee fifteen (15) days prior to the date of granting the encumbrance of respective Company IP)), Company has not encumbered, and will not during the Term encumber, Company IP with liens, mortgages, security interest or otherwise;

(d)	Company has not entered, and will not enter, into any contract or agreement that is inconsistent with or conflicts with the terms of this Agreement, nor has the Company taken or failed to take any action that might reasonably be expected to have the effect of waiving any material rights granted or licensed to Transferee under this Agreement;

(e)	Company has not entered into any agreement that grants any interest in, or any right to use or exploit, any of the Assigned IP in the Territory;

(f)	Company’s activities prior to the Effective Date, and Company’s expected activities in connection with the Development and Commercialization of Covered Products and/or Compound to Company’s knowledge, do not and will not infringe any intellectual property right of any Person, and to Company’s knowledge no claims have been asserted or threatened in writing by any Person with respect to the foregoing, and there is no reasonable basis for any such challenge;

(g)	none of the Company IP is the subject of any litigation procedure, discovery process, interference, reissue, reexamination, opposition, appeal proceedings, or any other legal dispute;

(h)	except for the Assigned IP and the Licensed IP and the Intellectual Property Rights licensed to Company pursuant to the Third Party Licenses, neither Company nor its Affiliates Control or otherwise hold any rights to any Intellectual Property Rights that are necessary or useful for the Development and Commercialization of the Compound or Covered Products in the Territory. If such other Company IP exists, such other Company Patents are and will be considered as Assigned IP or Licensed IP (as appropriate based on the definitions of such terms) and shall be assigned or licensed, as the case may be, to Transferee at no additional costs to Transferee;

(i)	the Assigned IP is to Company’s knowledge valid, subsisting, and enforceable, and no claims have been asserted or threatened in writing by any Person challenging the validity, effectiveness, enforceability, or ownership of the Licensed IP or the Assigned IP, and to Company’s knowledge, there is no reasonable basis for any such challenge;

(j)	the Company’s activities prior to the Effective Date, and the Company’s expected activities subsequent to the Effective Date, in connection with the Development and Commercialization of Covered Products to Company’s knowledge do not, may not and will not infringe any intellectual property right of any Person, and no claims have been asserted or threatened in writing by any Person with respect to the foregoing, and to Company’s knowledge, there is no reasonable basis for any such challenge;

(k)	the Company has disclosed to Transferee all material correspondence and contact information between Company and the FDA, EMA, or any other Governmental Body regarding the Covered Product(s) and Compound(s), and Company undertakes to promptly update Transferee during the Term of this Agreement with any additional material scientific or technical information or any other information relating to safety and efficacy of the Covered Product(s) and Compound(s) that becomes known to it or its Affiliates;

(l)	Company (its Affiliates, successors and assignees) has not and will not (and will not grant or purport to grant to licensees or sublicensees outside the Territory the right to), directly or indirectly, Develop, Manufacture, and Commercialize the Covered Product in the Territory during any unexpired or non-terminated Term and licenses granted under this Agreement;

(m)	Company (its Affiliates, licensees or sublicenses outside the Territory, successors and assignees) will not take any action to prevent, directly or indirectly, Transferee from Development and Commercialization of the Covered Product or Compound in the Territory (provided, however, that the foregoing shall not prohibit Company from exercising any rights that it may have hereunder or under Law to remedy a breach of this Agreement by Transferee);

(n)	all employees, consultants, or other personnel of Company who have performed any activities on its behalf in connection with research regarding any Company IP, any Covered Product, or any Compound, have assigned to Company the whole of her/his/their entire worldwide right, title, and interest in any intellectual property made, discovered, or developed by her/him/them as a result of such research, and no Third Party has any rights to any such intellectual property;

(o)	to Company’s knowledge there is no material unauthorized use, infringement, or misappropriation of any the Company IP by any employee or former employee, or by any other Third Party;

(p)	it has the full right to provide Company Materials to Transferee and to grant to Transferee the right and license to make and use Company Material for any and all purposes in the Territory;

(q)	the Company has sufficient right, title, and interest in and to the Company IP, by ownership or license, to convey to Transferee the licenses and rights to Company IP as set forth herein, and such licenses and rights do not conflict with any other agreement between the Company and any Third Party;

(r)	Intentionally Omitted.

(s)	each Third Party License is in full force and effect and Company is not in material breach or default in the performance of its obligations under any of the Existing Third Party Agreements. Company has not received any written notice from any Third Party of any breach, default, or non-compliance of Company under the terms of any Existing Third Party Agreement;

(t)	Company has provided to Transferee an accurate, true, and complete copy of each Existing Third Party Agreement, as amended as of the Effective Date. There have been no amendments or other modification to any Existing Third Party Agreement, except as have been disclosed to Transferee in writing;

(u)	Company has provided to Transferee or made available for Transferee’s review all material information and data in Company’s possession relating to Company IP, the Compound, and Covered Products, and the transactions contemplated under this Agreement;

(v)	with respect to any Patent Rights Controlled by Company as of the Effective Date, Company to its knowledge has complied with all applicable Laws, rules, and regulations, including any information disclosure requirements, in connection with the filing, prosecution, and maintenance of such Patent Rights in the Territory;

(w)	unless specifically indicated in a patent application or patent within Patent Rights Controlled by Company, none of the inventions claimed in such Patent Rights were conceived or first reduced to practice using funding from the United States government or any other Governmental Body;

(x)	with respect to any Patent Rights Controlled by Company as of the Effective Date, assignments of all inventorship rights from all Persons listed as inventors on such Patent Rights, and all such assignments of inventorship rights relating to such Patent Rights, have been obtained and, for those patent applications within the Patent Rights that have been filed in the United States, such assignments have been recorded at the United States Patent and Trademark Office and, to the knowledge of the Company, are valid and enforceable;

(y)	with respect to any Patent Rights Controlled by Company as of the Effective Date, to the Company’s knowledge all provisions of any Laws, foreign or domestic, related to the rights as inventors of Persons that are named as inventors on such Patent Rights have been complied with; and

(z)	to its knowledge, Company has disclosed to Transferee all material scientific and technical information and all other information relating to safety and efficacy in its possession with respect to the Covered Product(s) and Compound(s), and the Company undertakes to promptly update Transferee during the Term of this Agreement with any additional material scientific or technical information or any other information relating to safety and efficacy of the Covered Product(s) and Compound(s) that becomes known to it or its Affiliates.

9.3	Company Covenants. Company covenants to Transferee that:

(a)	Following the sublicense of any rights under a Third Party License to Transferee in accordance with Section 2.3, Company shall fulfill all of its material obligations, including but not limited to its payment obligations, under such Third Party License, throughout the remaining term of this Agreement;

(b)	Following the sublicense of any rights under a Third Party Licenses to Transferee in accordance with Section 2.3, Company shall not amend, waive, or otherwise alter any of Company’s rights under such Third Party Licenses in any manner which would reasonably be expected to have a material adverse effect on the rights of Transferee in the Territory without prior written consent of the Transferee which consent shall not be unreasonably withheld, delayed or conditioned. Company shall promptly notify Transferee of any such notice of default under, or termination or amendment of, any such Third Party Licenses;

(c)	Company shall not, for as long as Transferee enjoys rights with respect to Company IP and Covered Products under this Agreement, grant rights within the Territory in or with respect to any Company IP or Covered Product to any Third Party, in a manner which would reasonably be expected to have a material adverse effect on the rights of Transferee in the Territory;

(d)	For so long as Transferee retains its rights under this Agreement to Develop and Commercialize the Compounds and Covered Products in the Territory, Company shall not provide Covered Products or Compounds to any Third Party in, or for importation into, the Territory for any purpose other than in connection with use in the Company’s global clinical trial programs, without the prior consent of Transferee;

(e)	As this Agreement conveys exclusive rights to Transferee to use the Company IP for the Development and Commercialization of Covered Products and Compounds in the Field for use in the Territory, it is understood and agreed that during any unexpired or non-terminated Term and licenses granted under this Agreement only Transferee or a Permitted Transferee will be permitted to Develop and Commercialize Covered Products and Compounds in the Field for use in the Territory and that Company (and Affiliates, successors, assignees, licensees and sublicensees outside the Territory) will not use any of the Company IP for any Covered Products and Compounds in the Field in the Territory, excepting only (i) as is expressly authorized by a written authorization signed by Transferee for any purpose or (ii) in connection for use in the Company’s global clinical trial programs;

(f)	Company shall not directly or indirectly solicit, advertise, sell, distribute, ship, consign, or otherwise transfer the Covered Products or Compound in the Territory except to Transferee or Permitted Transferee pursuant to the Supply Agreement or Company’s global clinical trial programs. Company shall use Commercially Reasonable Efforts to ensure that Covered Products or Compound sold outside the Territory are not used in the Territory. Without limiting the generality of the foregoing, Company shall not sell any Covered Product or Compound to a purchaser if Company knows, or has reason to believe, that such purchaser intends to sell or distribute such Covered Product or Compound into the Territory or otherwise intends to facilitate the use of such Covered Product or Compound in the Territory other than in connection with Company’s global clinical trial programs. Company shall make Commercially Reasonable Efforts to ensure that its Affiliates, licensees and sublicensees outside the Territory, distributors, and wholesalers, comply with all of the foregoing obligations, including by requiring in all agreements with such Persons that such Persons do not export, import or distribute Compounds or Covered Products in or from the Territory; and

(g)	Company and its Affiliates shall, and shall require in all agreements with Company’s licensees and sublicensees outside of the Territory that such licensees and sublicensees, conduct all activities in connection with the research, Development, manufacture, import, export, use and Commercialization of Covered Products in compliance with applicable Laws outside the Territory.

9.4	Transferee Covenant. Transferee covenants to Company that:

(a)

Transferee shall not, and shall require in all agreements with or including as a party Permitted Transferees that Permitted Transferees do not, directly or indirectly, alone or in conjunction with one or more Third Parties, distribute, export, or facilitate or assist in exportation of the

Covered Products outside of the Territory except as set forth in this Agreement. Without limiting the generality of the foregoing, Transferee shall not, and shall require in all agreements with or including as a party Permitted Transferees that Permitted Transferees do not, sell any Covered Product to a purchaser if Transferee or a Permitted Transferee knows, or has reason to believe, that such purchaser intends to sell or distribute such Covered Product outside the Territory or otherwise intends to facilitate the use of such Covered Product outside the Territory. Transferee shall (and shall require in all agreements with or including as a party Permitted Transferees that Permitted Transferees shall) make Commercially Reasonable Efforts to ensure that its Affiliates, licensees and sublicensees inside the Territory, distributors, and wholesalers, comply with all of the foregoing obligations, including by requiring in all agreements with such Persons that such Persons do not export, import or distribute Covered Products outside the Territory; and

(b)	Transferee shall, and shall require in all agreements with Permitted Transferees, conduct all activities in connection with the research, Development, Manufacture, and Commercialization of Compounds and/or Covered Products in compliance with applicable Laws in the Territory.

9.5	Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OR ANY OTHER AGREEMENT CONTEMPLATED HEREUNDER, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, THE PROSPECTS OR LIKELIHOOD OF DEVELOPMENT OR COMMERCIAL SUCCESS OF ANY COVERED PRODUCT, AND ASSUMES NO LIABILITIES WHATSOEVER WITH RESPECT TO THE COMPOUNDS, ANY COVERED PRODUCT, OR COMPANY IP.

ARTICLE 10

INDEMNIFICATION

10.1	Indemnification by Transferee. Transferee shall indemnify, defend, and hold Company and its Affiliates, and each of their respective employees, officers, directors, and agents (individually or collectively, the “Company Indemnitee(s)”) harmless from and against any and all liability, damage, loss, cost, or expense (including reasonable attorneys’ fees) resulting from Third Party claims against Company Indemnitee(s) arising out of or resulting from (a) any breach by Transferee, NovaMedica or Permitted Transferee of any of the terms or provisions of this Agreement or any of the Ancillary Agreements; (b) any breach of the representations, warranties, or covenants made by Transferee; (c) willful misconduct or negligence of Transferee, NovaMedica, Permitted Transferee or any subcontractors or sublicensees; provided, however, that such obligations pursuant to this Section 10.1 shall not apply to the extent such Claim (i) arise out of breach by the Company of its representations, warranties, or covenants set forth in Article 9, above; or (ii) are based on actions taken or omitted to be taken by Company in breach of its obligations under this Agreement; or (iii) result from the negligence or willful misconduct of any of the Company Indemnitee(s). For clarity, it is understood and agreed that the provisions of Section 10.1(c), above, shall not apply to DRI following execution of the Assignment and Assumption Agreement, and neither DRI nor NovaMedica shall have any obligation under Section 10.1(a) or (b), above, with respect to claims by Company Indemnitees based on acts or omissions of NovaMedica or DRI, respectively.

10.2	Indemnification by Company. Company shall indemnify, defend, and hold each Transferee and any Permitted Transferee, and each of their respective agents, employees, officers, and directors (individually or collectively, the “Transferee Indemnitee(s)”), harmless from and against any and all from and against any and all liability, damage, loss, cost, or expense (including reasonable attorneys’ fees) resulting from Third Party claims against Transferee Indemnitee(s) arising out of or resulting from any (a) breach by Company and its licensees and sublicensees outside the Territory of any of the terms or provisions of this Agreement or any of the Ancillary Agreements; (b) any breach of the representations, warranties, or covenants made by Company; or (c) willful misconduct or negligence of Company or any of its Affiliates, licensees, sublicensees (other than a Transferee or Permitted Transferee) or subcontractors; provided, however, that such obligations pursuant to this Section 10.2 shall not apply to the extent such Third Party claim (i) arises out of breach by Transferee of its representations, warranties, or covenants set forth in Article 9, above; or (ii) are based on actions taken or omitted to be taken by such Transferee in breach of its obligations under this Agreement; or (iii) result from the negligence or willful misconduct of any of Transferee Indemnitee(s).

10.3	No Consequential Damages. IN NO EVENT SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES, ASSIGNEES, LICENSEES, OR SUCCESSORS) BE LIABLE TO THE OTHER PARTY (OR ANY OF THE OTHER PARTY’S AFFILIATES, ASSIGNEES, LICENSEES, OR SUCCESSORS) FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY BREACH THEREOF; PROVIDED, HOWEVER, THAT THIS SECTION 10.3 SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS WITH RESPECT TO CLAIMS UNDER SECTION 10.1 OR 10.2, ABOVE.

10.4	Notification of Claims; Conditions to Indemnification Obligations. As a condition to a Party’s (or, as the case may be, a Transferee Indemnitee’s or a the Company Indemnitee’s) right to receive indemnification under this Article 10, it shall (a) promptly notify the other party as soon as it becomes aware of any Third Party claim or suit for which indemnification may be sought hereunder, (b) reasonably cooperate, and make Commercially Reasonable Efforts to cause the individual indemnitees to cooperate, with the indemnifying party in the defense, settlement, or compromise of such claim or suit, and (c) permit the indemnifying party to control the defense, settlement, or compromise of such claim or suit, including the right to select defense counsel; provided, however, the indemnified party shall have the right to join any defense with its own counsel at its own expense, or if the indemnifying party declines or fails to assert its intention to defend such action within sixty (60) days of receipt/sending of notice under this Section 10.4, then the indemnified party shall have the right, but not the obligation, to defend such action. In no event, however, may the indemnifying party compromise or settle any claim or suit in a manner that admits fault or negligence on the part of the indemnified party (or any indemnitee) without the prior written consent of the indemnified party. The indemnifying party shall have no liability under this Article 10 with respect to claims or suits settled or compromised by the indemnified party without the indemnifying party’s prior written consent.

ARTICLE 11

TERM AND TERMINATION

11.1	Term and Expiration. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless earlier terminated as expressly provided in this Article 11, shall be irrevocable and non-terminable and shall remain in full force and effect in perpetuity.

11.2	Termination of the Agreement for Convenience. Following the assignment by DRI to NovaMedica of all of its rights and obligations hereunder and NovaMedica becomes the Transferee, NovaMedica shall have the right, any time during the Term and at its convenience, to terminate this Agreement in its entirety upon ninety (90) calendar days prior written notice to Company. Except as otherwise provided in this Agreement, Company shall have no right during the Term to revoke or unilaterally terminate the Agreement, in whole or in part, or the licenses granted to Transferee under this Agreement for convenience.

11.3	Termination upon Fundamental Breach.

(a)	Termination Notice by Company. Provided that Company is not in breach of its obligations under this Agreement, Company may terminate this Agreement following delivery of a Termination Notice to Transferee in the event of Fundamental Breach by Transferee (as defined in Section 11.3(e) below, of this Agreement);

(b)	Contents of Termination Notice. Any Termination Notice shall specify the nature of the Fundamental Breach, requiring that the Fundamental Breach shall be cured, and stating Company’s intention to terminate this Agreement if such Fundamental Breach is not cured or disputed within six (6) months from the date of receipt termination notice by the Transferee (the “Cure Period”).

(c)	Information Required. In order to constitute termination notice under this Agreement (a “Termination Notice”), any termination notice of breach pursuant to this Section 11.3 shall identify the Person(s) alleged to be responsible for the alleged breach and shall also include sufficient factual information to substantiate the breach allegation. Transferee shall have twenty (20) business days following the date of such notice to request in writing such additional supporting information from Company as Transferee believes is reasonably necessary to allow evaluation of the Fundamental Breach, in response to which Company shall have up to thirty (30) days to provide such additional supporting information in writing.

(d)	Cure Period. During the Cure Period Transferee shall use Commercially Reasonable Efforts to cure such Fundamental Breach, and shall continue to pursue such efforts diligently until the Fundamental Breach is cured. If Transferee does not use Commercially Reasonable Efforts to cure such Fundamental Breach and such Fundamental Breach is continues or was not disputed by Transferee by the end of the Cure Period, Company shall thereafter have the right to seek injunctive relief (including permanent, preliminary, and/or temporary injunctive relief) and/or have a right terminate this Agreement.

(e)	For the avoidance of doubt, only the following breaches by or on behalf of Transferee of this Agreement shall constitute a “Fundamental Breach”:

(i)	Transferee, NovaMedica or a Permitted Transferee or any of their respective Affiliates (A) exports out of the Territory for commercial purposes any quantity of material of any Compound or Covered Product, (B) Develops or Manufactures any Compound or Covered Product for Commercialization outside the Territory, (C) otherwise Commercializes any Compound or Covered Product outside the Territory or (D) directly or indirectly assists, licenses or otherwise permits any Third Party to do any of the foregoing; or

(ii)	Transferee or a Permitted Transferee, without prior written consent of Company, initiates any judicial proceeding (except if such judicial proceeding was initiated as a result of Third Parties Claims against Transferee or is required under applicable Law) to challenge or contest the validity and/or enforceability of any Company Patents anywhere in the world that claims the Compound or Covered Product, and does not withdraw, expressly abandon, dismiss, or otherwise cease to oppose the validity of Company Patent within the Cure Period.

(f)	Any dispute regarding a Fundamental Breach of this Agreement shall be resolved in accordance with Article 12, below. Any consequences of termination described in this Article 11 shall only apply from and after such time as such termination has been upheld in a final judgment or arbitral decision from which no appeal can be taken, or that is unappealed with the time allowed for appeal, or such time as the Party allegedly in Fundamental Breach is no longer disputing such termination. For avoidance of doubt, in the event of such a dispute, during the course of the arbitration Company shall have the right to seek interim injunctive relief (including preliminary and/or temporary injunctive relief) in any court of competent jurisdiction to abate conduct giving rise to the Fundamental Breach claim.

11.4	Effects of Termination.

(a)	Termination of Rights. Upon any termination of this Agreement pursuant to Section 11.3, above, by Company, all licenses granted by Company under this Agreement (and any and all licenses and sublicenses granted by Transferee) shall terminate, and all Licensed IP shall revert to Company. Additionally, (i) Transferee shall thereafter be without any rights to Develop and/or Commercialize the Compound or Covered Products in the Territory, (ii) Transferee and any Permitted Transferee shall promptly cease and desist all such activities and all activities related thereto and immediately return all Covered Products and Company Materials to Company, and (iii) immediately and without further action on the part of Company, Transferee, or any Third Party, Company is hereby granted an exclusive, irrevocable, fully paid up, royalty-free license to all Assigned IP.

(b)	Return of Confidential Information. Upon termination, but not expiration, of this Agreement, each Party shall promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided, however, that each Party shall be entitled to retain one (1) copy of the other Party’s Confidential Information (subject to a continuing obligation of confidentiality) for the sole purpose of monitoring compliance with the terms of this Agreement, and all Confidential Information received by Company may continue to be used by it insofar as it relates to the Company, any Covered Product or any Improvement.

(c)	Accrued Obligations. Termination of this Agreement for any reason shall not release either Party of any obligation or liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination.

(d)	Non-Exclusive Remedy. Termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity.

(e)	Survival. The provisions of Article 1 (Definitions), Article 7 (Prosecution and Maintenance; Enforcement and Defense), Article 8 (Confidentiality), Article 10 (Indemnification), Article 12 (Dispute Resolution) and Article 13 (Miscellaneous Provisions), shall survive termination of this Agreement. In addition, Section 2.1 (Assigned IP), Section 2.4 (Retained Rights), Section 2.7 (Retained Rights; No Implied Rights) and Section 11.4 (Effects of Termination) shall survive termination of this Agreement. Furthermore, any other provision that by its nature is intended to survive expiration and/or termination of this Agreement shall survive.

(f)	Third Party Beneficiaries. NovaMedica is designated as an intended third party beneficiary under this Agreement, and following execution of the Assignment and Assumption Agreement, NovaMedica may independently and without prior notice or permission, enforce all rights of Transferee pursuant to such Agreement and such other agreements and instruments.

ARTICLE 12

DISPUTE RESOLUTION

The provisions of this Article 12 concern resolution of disputes between the Parties with respect to the subject matter of this Agreement, exclusive of disputes between the Parties with respect to the subject matter of the Clinical Development and Collaboration Agreement and other Ancillary Agreements (“Development Disputes”), which Development Disputes shall be resolved in accordance with dispute resolution procedures in the Clinical Development and Collaboration Agreement and other Ancillary Agreements.

12.1	Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the prompt resolution of disputes relating to or arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. In the event that the Parties are unable to resolve such dispute within thirty (30) days from the day that one Party had designated to the other an issue as a dispute, then either Party shall have the right to escalate such issue to senior management as set forth in Section 12.2, below.

12.2	Escalation to Senior Representatives. Either Party may, by written notice to the other Party, request that a dispute that remained unresolved for a period of thirty (30) days as set forth in Section 12.1, above, be resolved by the chief executive officer of NovaMedica (or such person’s designee) (the “Transferee Representative”) and the Chief Executive Officer of the Company (or such person’s designee) (the “the Company Representative”) (collectively, the “Representatives”) within sixty (60) days of the Representatives’ first consideration of such dispute, but in all cases within ninety (90) days after a Party’s written request for resolution by the Representatives. If the Representatives cannot resolve such dispute within such ninety (90) day period, either Party may proceed to enforce any and all of its rights with respect to such dispute in accordance with Section 12.3 or Section 12.4, below, as applicable.

12.3	Arbitration.

(a) Any dispute, controversy or claim arising out of, relating to or in connection with, this Agreement, including any dispute regarding the interpretation, validity or termination or the performance or breach of this Agreement, as well as any non-contractual obligation arising out of or in connection with it, which is not resolved by mutual agreement, above, shall be finally settled by binding arbitration under the Rules of the London Court of International Arbitration (the “LCIA”) then in effect.

(b) The arbitration shall be conducted by arbitrators, of whom one shall be nominated by Transferee and one shall be nominated by Company. The two arbitrators so appointed shall nominate the third arbitrator, who shall act as chairman of the Arbitral Tribunal. In the event that an arbitrator is not appointed pursuant to the foregoing provisions within the time period prescribed under the Rules of the LCIA or within the time-period agreed upon by the parties to the arbitration, upon request of either party to the arbitration, such arbitrator shall instead be appointed by the Court of the LCIA.

(c) The Parties shall use good faith efforts to complete arbitration under this Section 12.3 within one hundred eighty (180) days following the initiation of such arbitration. The Arbitral Tribunal shall permit full and complete discovery, both written and oral by deposition and shall establish reasonable additional procedures to facilitate and complete such arbitration within such one hundred eighty (180) day period. The place of arbitration will be London, England. The language of the arbitration, and all proceedings thereunder, including all discovery (both written and oral) will be English.

(d) By agreeing to arbitration, the Parties do not intend to deprive any court of competent jurisdiction of its ability to issue any form of provisional remedy, including but not limited to a preliminary injunction or attachment in aid of the arbitration, or order any interim or conservatory measure. A request for such provisional remedy or interim or conservatory measure by a Party to a court or other government entity shall not be deemed a waiver of this agreement to arbitrate.

(e) The award rendered by the Arbitral Tribunal, which shall cover which party shall bear the costs of the arbitration in accordance with subsection (e) below, shall be final and binding on the parties. Judgment on the award may be entered in any court of competent jurisdiction.

(f) The costs of such arbitration, including administrative and fees of the arbitrators comprising the arbitration panel, shall be shared equally by the Parties, and each Party shall bear its own expenses and attorney’s fees incurred in connection with the arbitration; provided, however, that the arbitration panel may direct that the costs and attorney fees paid by one party be reimbursed by the other party. The arbitration panel shall consider the following factors in determining whether to award costs and attorney fees to be paid by one party to another party: (i) the conduct of the parties in the transactions or occurrences that gave rise to the dispute or claim, including any conduct of a party that was reckless, willful, malicious, in bad faith or illegal; (ii) the objective reasonableness of the claims and defenses asserted by a party; (iii) the extent to which an award of costs and attorney fees would deter future bad faith claims or defenses; (iv) the objective reasonableness of the parties and the diligence of the parties and their attorneys during the proceedings; (v) the objective reasonableness of the parties and the diligence of the parties in pursuing settlement of the dispute; and (vi) such other factors as the arbitration panel may consider appropriate under the circumstances.

12.4	Provisional Remedies. Nothing in this Agreement shall limit the right of either Party to seek to obtain in any court of competent jurisdiction any equitable or interim relief or provisional remedy, including injunctive relief, pending resolution under Sections 12.1, 12.2 or 12.3, above, as applicable, that may be necessary to protect the rights or property of that Party. Seeking or obtaining such equitable or interim relief or provisional remedy in a court shall not be deemed a waiver of the agreement to arbitrate. For clarity, any such equitable remedies shall be cumulative and not exclusive and are in addition to any other remedies that either Party may have under this Agreement or applicable Law.

12.5	Remedies. In the event a Party is in breach of its obligations under this Agreement, and the breach is not remedied in accordance with the terms of this Agreement, the other Party shall be entitled to all remedies available in law or equity, consistent with the terms of this Agreement, including without limitation, collection of damages, injunctive relief, and specific performance.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1	Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, joint venture, or other relationship between the Parties.

13.2	Assignment.

(a)	Except as expressly provided herein, neither this Agreement nor any interest hereunder shall be assignable, nor any other obligation delegable, by either Party without the prior written consent of the other Party (not to be unreasonably withheld or delayed). Notwithstanding the foregoing, each Party shall have the right to assign this Agreement in whole without the consent of the other Party to (X) any Affiliate or (Y) a successor to substantially all of the business of the assigning Party to which this Agreement relates (the “Successor”), whether by merger, sale of stock, sale of assets or similar transaction, operation of law, or otherwise; provided, however, that an Affiliate or Successor must accept all rights and obligations under this Agreement and the Ancillary Agreements.

(b)	Any permitted assignment under this Section 13.2 shall relieve the assigning Party of any and all of its responsibilities or obligations hereunder, provided that, as a condition of such assignment, the assignee agrees in writing to be bound by all obligations of the assigning Party hereunder.

(c)	This Agreement shall be binding upon the successors and permitted assigns of the Parties.

(d)	Any assignment not in accordance with this Section 13.2 shall be void.

13.3	Performance by Transferee and Permitted Transferee. Notwithstanding anything to the contrary in this Agreement, Transferee shall have the right to have any of its obligations hereunder performed, or its rights hereunder exercised, by, any of its Affiliates or Permitted Transferees, and the performance of such obligations by any such Affiliate(s) or Permitted Transferee(s) shall be deemed to be performance by Transferee and, provided that (a) any Transferee or Permitted Transferee that agrees to perform or exercise on Transferee behalf any of Transferee’s obligations or rights under this Agreement agrees that the Company is an intended third party beneficiary of any such performance or exercise and (b) Transferee provides Company with a copy of such agreement between Transferee and the Permitted Transferee, thereafter Transferee shall not be responsible to Company for performance of such obligation(s) under this Agreement and any failure of such Permitted Transferee in performing obligations shall be not deemed to be a failure by Transferee to perform such obligations.

13.4

Protection under Section 365(n) US Bankruptcy Code. All rights granted under or pursuant to this Agreement by the Company are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, if applicable, grants of rights in and to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Transferee, as grantee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against the Company under the U.S. Bankruptcy Code, Transferee shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in Transferee’s possession, shall be promptly delivered to it (or its designee) (a) upon any such commencement of a bankruptcy proceeding upon Transferee’s written request thereof, or (b) if not delivered under clause (a), following the rejection of this Agreement by the Company upon written request thereof by Transferee.

13.5	Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.6	Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by acts of God, earthquake, riot, civil commotion, terrorism, war, strikes or other labor disputes, fire, flood, failure or delay of transportation, default by suppliers or unavailability of raw materials, governmental acts or restrictions or any other reason which is beyond the control of the respective Party.

13.7	Entire Agreement of the Parties; Amendments. This Agreement and the schedules hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings, and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

13.8	Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

13.9	Governing Law. This Agreement shall be governed by and interpreted in accordance with the Laws of the State of New York, USA, excluding the application of any conflict of laws principles that would require application of the Law of another jurisdiction; provided, however, that matters of intellectual property law shall be determined in accordance with the national intellectual property laws relevant to the intellectual property at issue.

13.10	Notices and Deliveries. Any notice, request, approval, or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted, by facsimile (receipt verified), or by express courier service (signature required) to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Party.

If to DRI, addressed to:

Domain Russia Investments Limited

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman, KYI-1104, Cayman Islands

Attention: President & CEO

Facsimile: +44-20-3116-3999

With a copy to:

Reed Smith, LLP

1901 Avenue of the Stars, Suite 700

Los Angeles, CA 90067

Fax: 310-734-5299

Attn.: Michael Sanders/Ramsey Hanna

If to Company, addressed to:

Regado Biosciences, Inc

318 Blackwell Street, Suite 130

Durham, North Carolina, 27701 USA

Attention: President and CEO

Facsimile:

With a copy to:

Lowenstein Sandler, LLP

65 Livingston Avenue

Roseland, New Jersey USA 07068

Attention: Michael J. Lerner, Esq

Facsimile: 973-597-6395

If to NovaMedica, addressed to:

NovaMedica LLC

Attention: CEO, Vladimir Gurdus

13.11	Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation, or agreement of either Party.

13.12	Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one that in its economic effect is most consistent with the invalid or unenforceable provision.

13.13	Assumptions. The terms and provisions in this Agreement have been negotiated and drafted on the assumption by the Parties that there are no laws or regulations in the Territory that will prevent or significantly hinder Transferee or Permitted Transferees or Company from performing their obligations and realizing their benefits as set forth in this Agreement. If this assumption ultimately proves to be untrue, the Parties will use good faith efforts to make such revisions as are reasonable and equitable to the Parties and are in compliance with the laws and regulations of the Territory.

13.14	English as the Controlling Language for all Agreements. All notices and other communications under this Agreement and any related agreements, including assignments, licenses, and/or sublicenses with NovaMedica and/or a Permitted Transferee, shall be in the English language. Transferee shall, furthermore, require that any assignment, license, sublicense, or other agreement (i) having NovaMedica or a Permitted Transferee as a party and (ii) a copy of which is required by this Agreement to be provided a Party, shall be prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of that agreement.

13.15	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile copy of this Agreement, including the signature pages, will be deemed an original.

(signature page follows)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the day and year first above written, each copy of which shall for all purposes be deemed to be an original.

REGADO BIOSCIENCES, INC.		DOMAIN RUSSIA INVESTMENTS LIMITED

By:	/s/ David J. Mazzo	By:	/s/ Tatiana Saribekian

Name:	David J. Mazzo	Name:	Tatiana Saribekian

Title:	President & CEO	Title:	CEO

[signature page to Technology Transfer Agreement]

Schedule 1.4 – Assigned IP

Patent/App	Title/ Description	Status	Filing Date	Expiration (projected)	Assignee
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]

Schedule 1.20 – Certain Compounds

See the attached Schedules:

•	Schedule 1.20(a) (Pegnivacogin (RB006));

•	Schedule 1.20(b) (Anivamersen (RB007));

•	Schedule 1.20(c) (RB571); and

•	Schedule 1.20(d) (RB515)

Schedule 1.20(a) — Pegnivacogin (RB006)

[*]

Schedule 1.20(b) – Anivamersen (RB007)

[*]

Schedule 1.20(c)– RB571

[*]

Schedule 1.20(d) – (RB515)

[*]

Schedule 1.33 – Existing Third Party Agreement(s)

1.	License Agreement, dated as of October, 2003, by and between the Company and Archemix Corp.

2.	License Agreement, dated as of November 18, 2004, by and between the Company and Duke University, amended pursuant to the First Amendment to License Agreement, dated as of July 27, 2005.

3.	License Manufacturing and Supply Agreement, dated as of December 22, 2006, by and between the Company and Nektar Therapeutics AL, Corporation.

Schedule 1.78 – Territory

CIS states:

1.	Armenia

2.	Azerbaijan

3.	Belarus

4.	Kazakhstan

5.	Kyrgyzstan

6.	Moldova

7.	Russia

8.	Tajikistan

9.	Ukraine

10.	Uzbekistan

Non-CIS states:

11.	Georgia

12.	Turkmenistan

Schedule 4 – Company Know-How

The following database has been organized to support the transfer of Confidential data and information to NovaMedica and includes, inter alia, the following items

1.	Non-clinical and Clinical Data

2.	CMC and Manufacturing Know How

a.	Drug substance API

b.	Drug product

3.	Patents and Applications

4.	Regulatory correspondence

After the Effective Date of the Assignment and Assumption Agreement, NovaMedica will be granted access to the information above in a “Dropbox” folder, with the right to download copies of the documents subject to the provisions of Article 8 of this Agreement. After review the appropriate members of the Company will be available by phone to address any questions.

Dropbox folder will contain the following information, but not limited to:

Name

Business Related
Commercial Assessment
(EMERGE) - Brazil MiniDeck vf.pptx
(EMERGE) - China MiniDeck vf.pptx
(EMERGE) - Initial Assessment vf.pptx
(EMERGE) - Japan MiniDeck vf.pptx
(EMERGE) - Russia MiniDeck vf.pptx
(EMERGE) - SouthKorea MiniDeck vf.pptx
2009 10 09 Reckon II LCM Opportunities vf.ppt
20091120_ESSENTIAL Deck vf.pptx
2011-01-21 Project Restore_Discussion Document v3.ppt
2011-07-01 Radio Summary Findings vF.docx
20120614 REG VALUE vf.ppt
Project Reckon Mkt Rsch 20090121_vF.ppt
Regado Final Document_OHS and TAVI Assessment_Feb 15 2011.ppt
Corporate Presentation
Regado Investor Presentation_ MAR2012.pdf
General Commercial
2. Regado Commercial Summary v52311.ppt
2. Regado Commercial Summary v52311A.ppt
Regado-RADAR summary v51911.ppt
Legal_IP
105002 US 60-235,654 File History.pdf

Name

105002 US 60-293,231 File History.pdf
105002 US 60-331,037 File History.pdf
105003 US 60-564,873 File History.pdf
105013 US 60-725,509 FIle History.pdf
10815-8005.RU00 Allowed Claims.pdf
Allowed claims 8005.SG.pdf
Archemix - Gilead License.pdf
Archemix-Isis License Agreement (Regado).pdf
Duke First Amendment_signed.pdf
Granted Claims 10815-8003.JP00.pdf
Memorandum to T. Saribekian.doc
Nektar LMS Agreement 2Jan07_signed.pdf
Regado - Archemix License (Oct03) - FINAL.pdf
Regado - Duke License.PDF
Regado assignments.pdf
Regado Foreign Apps.doc
Regado IP Landscape June 2011.ppt
Regado IP Summary.xls
Regado Licensing Slides v2.ppt
RegadoPatentList.doc
RegadoPatentList-public_July2012.xls.pdf
Singapore Patent Application .pdf
Ukraine Patent Application.pdf
URC-Nexstar Redacted 6-25-98.pdf
Clinical
CLIN SC101
1.0.1_SC101_Protocol Amendment_3_Ver. 4 dated 22Oct09.pdf
1.0.2_REG1-CLIN SC101_CSR_16June2010_FINAL.pdf
1.14_SC101_DMP_v1.0_Final_2009Nov19.pdf
1.14_SC101_Monitoring Plan_Final_2009Nov16.pdf
1.18_SC101_Listing 16.2.1.2_Randomization.pdf
1.18_SC101_Listing 16.2.2.1_Eligibility Criteria.pdf
1.18_SC101_Listing 16.2.2.2_Protocol Deviations.pdf
1.18_SC101_Listing 16.2.5.1_Study Drug Administration.pdf
1.2.1_SN0048_SC101_New Protocol_Ver. 1 dated 22Jul2009.pdf
1.2.2_SN0051_SC101_Protocol Amendment_1_Ver. 2 dated 14Sep2009.pdf
1.2.3_SN0053_SC101_Protocol Amendment_2_Ver. 3 dated 23Sep09.pdf
1.2.4_SN0055_SC101_Protocol Amendment_3_Ver. 4 dated 22Oct09.pdf
1.5_SC101_IRB Approval-ICF_31Jul2009.pdf
1-15_REG1-CLIN SC101_CSR_16June2010_FINAL.pdf
16.1.1_Study Information_REG1-CLIN SC101_CSR_16June2010_FINA.pdf
16.1.10_QA-Lab Certifications_REG1-CLIN SC101_CSR_16June2010.pdf
16.1.11_Pubs based on study_REG1-CLIN SC101_CSR_16June2010_F.pdf
16.1.12_Pubs Referenced_REG1-CLIN SC101_CSR_16June2010_FINAL.pdf
16.1.2_Sample CRFs_REG1-CLIN SC101_CSR_16June2010_FINAL.pdf
16.1.3_EC-IRB-ICF-etc_REG1-CLIN SC101_CSR_16June2010_FINAL.pdf
16.1.4_PI-CV-1571s_REG1-CLIN SC101_CSR_16June2010_FINAL.pdf
16.1.5_PI-MO Signature_REG1-CLIN SC101_CSR_16June2010_FINAL.pdf
16.1.6_Subjects-Batches_REG1-CLIN SC101_CSR_16June2010_FINAL.pdf
16.1.7_Randomization Scheme-Codes_REG1-CLIN SC101_CSR_16June.pdf

Name

16.1.8_Audit Cert_REG1-CLIN SC101_CSR_16June2010_FINAL.pdf
16.1.9_Stat Methods_SAP, etc._REG1-CLIN SC101_CSR_16June2010.pdf
16.2_Subject Data Listings_REG1-CLIN SC101_CSR_16June2010_FI.pdf
16.3_CRFs_REG1-CLIN SC101_CSR_16June2010_FINAL.pdf
16.4_Individual Listings_REG1-CLIN SC101_CSR_16June2010_FINA.pdf
16.5_PK-PD Report_REG1-CLIN SC101_CSR_16June2010_FINAL.pdf
REG2 SC 101 top-line data slides(VDR).ppt
CLIN101
1.0.1_Protocol Version 6.0 17 JAN 2006_Final.pdf
1.0.3_REG1-CLIN101 PK-PD FINAL 2010.01.22.pdf
1.1_CLIN101 Study Reference Manual Volume 1 of 2.pdf
1.1_CLIN101 Study Reference Manual Volume 2 of 2.pdf
1.14_101_DB_QA Acceptance Page.pdf
1.14_Data Management.pdf
1.14_Project Specific SOPs.pdf
1.15.1_Final REG1-CLIN101 03 May 2007.pdf
1.15.3_Final_graphics_a.pdf
1.15.3_Final_graphics_b.pdf
1.15.3_Final_graphics_c.pdf
1.15.3_Final_graphics_d.pdf
1.15.3_finaltable_a_2006_09_08.pdf
1.15.3_finaltable_b_2006_09_08.pdf
1.15.3_finaltable_c_2006_09_08.pdf
1.15.3_finaltable_d_2006_09_08.pdf
1.15_CLIN101_CSR_complete.pdf
1.15_REG1-CLIN101 PK-PD Report_FINAL 2010 01 22.pdf
1.18.4b_PI SAE Notification letter_MedWatch - Subject 03-019 - Encephalopathy.pdf
1.18.4b_SAE Form.pdf
1.18.4b_Serious Adverse Event Form Template.pdf
1.18.4b_Serious Adverse Event Form.pdf
1.18.4b_Serious or Unanticipated Adverse Event Report Form.pdf
1.1c_AE source document 25_NOV_2005X.pdf
1.1d_Bleeding Questionnaire 01NOV2005X.pdf
1.1f_Complement Bb Sample Inventory ListX.pdf
1.1g_CTC30X.pdf
1.1x_Synopsis 30 AUG 2005X.pdf
1.1y_Vital Signs Assessment__01 NOV2005X.pdf
1.2.1_Appendex E.pdf
1.2.1_Appendex F to I.pdf
1.2.1_Appendix A.pdf
1.2.1_Final Protocol and Amendments continued.pdf
1.2.1_Final Protocol and Amendments.pdf
1.2.1_Final Version 2 Amendment A.pdf
1.2.1_Final Version Amendment A.pdf
1.2.1_Protocol Version 6.0 17 JAN 2006_Final.pdf
1.2.1_Version 2.0 signed 19JULY2005.pdf
1.2.1_Version 3.0 signed 02Sept2005.pdf
1.2.1_Version 4.0 19Sept2005.pdf
1.2.1_Version 5.0 01Nov2005-clean.pdf
1.2.1e_Proposal for Revising Dosing Scheme.pdf

Name

1.2.1e_Protocol Changes.pdf
1.2.1e_Protocol Deviation Form.pdf
1.3.1_Sample Case Report Forms and CRF Instructions.pdf
1.3.4_CLIN101 Subject 03019 CRF.pdf
1.3.4_CRF Forms 88-001.pdf
1.3.4_CRF Forms 88-002.pdf
1.3.4_CRF Forms and Logs 10.pdf
1.3.4_CRF Forms and Logs 11.pdf
1.3.4_CRF Forms and Logs 2.pdf
1.3.4_CRF Forms and Logs 3.pdf
1.3.4_CRF Forms and Logs 4.pdf
1.3.4_CRF Forms and Logs 5.pdf
1.3.4_CRF Forms and Logs 6.pdf
1.3.4_CRF Forms and Logs 7.pdf
1.3.4_CRF Forms and Logs 8.pdf
1.3.4_CRF Forms and Logs 9.pdf
1.3.4_CRF Forms and Logs.pdf
1.3.4_CRF Forms page 1.pdf
1.3.4_CRF Forms page 5.pdf
1.5.4_IRB Minutes.pdf
1.5.4_Protocol Deviation Form.pdf
1.5.4_Serious or Unanticipated Adverse Event Report Form.pdf
1.5a_Consent to Participate Amend A 6_9_05.pdf
1.5a_Consent to Participate Amend B 7_26_05.pdf
1.5a_Consent to Participate ICF for 05_26_2005 Protocol Version.pdf
1.5a_Consent to Participate ICF with 4_15_05 Protocol Version.pdf
1.5a_Invitation to Participate.pdf
1.5a_IRB Approval Letters.pdf
1.5b_Consent to Participate 02_02_2006.pdf
1.5b_Consent to Participate 10_11_2005.pdf
1.5b_IRB Approvals, Correspondence and Roster.pdf
1.5c_GÇÅIRB Approvals.pdf
1.5c_Informed Consent Form 01_31_2006.pdf
1.5c_Informed Consent Form 11_08_2005.pdf
CLIN102
1.0.1 REG1 CLIN102 Protocol V 2.0_01AUG2006.pdf
1.0.2_REG1-CLIN102_CSR_Final_complete.pdf
1.0.3_REG1-CLIN102 PK-PD Report_FINAL_20110912-delivered.pdf
1.11.1 Source Document Screening Document_19Sept2006.doc
1.11.1 Source Document Screening Document_20JAN06.doc
1.11.1 Source Document Screening Document_30JAN2006.doc
1.11.1 SRM-Screening Source DocumentX.doc
1.13_REG1-CLIN102 - Site Audit.pdf
1.14.10 Final Statistical Analysis Plan.pdf
1.14_102_Project Specifics SOPs.pdf
1.14_102-Project Specifics SOP-Monitorings.pdf
1.14_REG1- CLIN102-DMP MTF.pdf
1.15_REG1-CLIN102_Appendix 16.1.1__Protocol v1.0.pdf
1.15_REG1-CLIN102_Appendix 16.1.1_Protocol Amendment (v2.0).pdf
1.15_REG1-CLIN102_Appendix 16.1.1_Protocol SoC (v1.0 to v2.0).pdf

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1.15_REG1-CLIN102_Appendix 16.1.10_Pubs Based on Study.pdf
1.15_REG1-CLIN102_Appendix 16.1.2_Sample CRF.pdf
1.15_REG1-CLIN102_Appendix 16.1.3_IRB Info-Sample ICF.pdf
1.15_REG1-CLIN102_Appendix 16.1.4_PI CVs.pdf
1.15_REG1-CLIN102_Appendix 16.1.5_Lot Number by Subject-Investigator Letter.pdf
1.15_REG1-CLIN102_Appendix 16.1.6_Randomization List.pdf
1.15_REG1-CLIN102_Appendix 16.1.7_Clinical Narratives.pdf
1.15_REG1-CLIN102_Appendix 16.1.8_Statistical Methods.pdf
1.15_REG1-CLIN102_Appendix 16.1.9_Lab Certs-Ref Ranges.pdf
1.15_REG1-CLIN102_CSR_Final_complete.pdf
1.15_REG1-CLIN102_Figures 1.1a-4.2a.pdf
1.15_REG1-CLIN102_Figures 1.1b-4.2b.pdf
1.15_REG1-CLIN102_Figures 1.1c-4.2c.pdf
1.15_REG1-CLIN102_Figures 1.1d-4.2d_7.1-10.1.pdf
1.15_REG1-CLIN102_Final CSR_Sections 1-14.pdf
1.15_REG1-CLIN102_Tables 1.1a-14.1a.pdf
1.15_REG1-CLIN102_Tables 1.1b-14.1b.pdf
1.15_REG1-CLIN102_Tables 1.1c-14.1c.pdf
1.15_REG1-CLIN102_Tables 1.1d-14.1d.pdf
1.16.1 Contacts REG1-CLIN102.pdf
1.16.4 Investigators List REG1-CLIN102.pdf
1.16.4 REG1-CLIN102 Sites.pdf
1.17.4 REGADO_Ib_DSMB_Analysisplan.doc
1.17.4 regado_Ib_dsmb_charter.doc
1.17.4 Serious Adverse Event Plan.pdf
1.17.5 Mt Sinai_Clinical Trial Agreement -Dr. Vorchheimer-3-28-2006.doc.DOC
1.17.5 Penn State signed CTA.pdf
1.17.5 St Josephs_Regado-SJRI - CTA - Final.doc
1.17.5 UNC_Regado_UNC_Agreement.pdf
1.17.5 UNC_UNC_Regado Amendment_signed.pdf
1.18_REG1-CLIN102_CSR_Final_complete.pdf
1.2.1 REG1 CLIN102 Protocol V 1.0_30JAN2006.pdf
1.2.2 REG1 CLIN102 Protocol V 2.0_01AUG2006.pdf
1.2.2a Summary of Protocol Changes for V 2.0.pdf
1.3.1 REG1 CLIN102_CRF V1 0_20MAR 06_Blank CRF.pdf
1.5.2 Investigators List REG1-CLIN102.pdf
1.5a_Initial Submission.pdf
1.5a_IRB Final Study Report.pdf
1.5a_Research Consent Form.pdf
1.5a_Research Participant Bill of Rights.pdf
1.5a_Research Subject Authorization Confidentiality and Privacy Rights.pdf
1.5b_Correspondence with Kleiman.pdf
1.5b_Informed Consent and Authorization for Participation in Research.pdf
1.5b_Informed Consent and Authorization for Participation in Research2.pdf
1.5b_Informed Consent and Authorization for Participation in Research3.pdf
1.5c_BRANY IRB- Approval for REG1-CLIN102 03.30.2006.pdf
1.5c_BRANY IRB- Authorization for Release of Health Information for Research Purposes.pdf
1.5c_BRANY IRB- Committees.pd
1.5c_BRANY IRB- Continuing Approval for REG1-CLIN102 03.22.2007.pdf
1.5c_BRANY IRB- Continuing Approval for REG1-CLIN102 08.04.2006.pdf

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1.5c_BRANY IRB- Continuing Approval REG1-CLIN102.pdf
1.5c_BRANY IRB- Facsimile Transmittal Sheet 03.22.2007.pdf
1.5c_BRANY IRB- Facsimile Transmittal Sheet 08.04.2006.pdf
1.5c_BRANY IRB- Instructions for Submitting Adverse Event Reports .pdf
1.5c_BRANY IRB- Investigator_s Brochure and Revised Consent Form for REG1-CLIN102.pdf
1.5c_BRANY IRB- Notification of Study Termination for REG1-CLIN102.pdf
1.5c_BRANY IRB- Protocol Amend., Revised Consent Form, Serious Adverse Event Plan for REG1-CLIN102 08.29.2006.pdf
1.5c_BRANY IRB- Protocol Amendment, Revised Consent Form and Serious Adverse Event Plan for REG1-CLIN102 08.29.2006.pdf
1.5c_BRANY IRB- Revised Consent Form and Correspondence for REG1-CLIN102 03.13.2007.pdf
1.5c_BRANY IRB- Subject Information Sheet and Informed Consent 03.30.2006-09.28.2006.pdf
1.5c_BRANY IRB- Subject Information Sheet and Informed Consent BLANK.pdf
1.5c_BRANY IRB- Subject Information Sheet and Informed Consent for REG1-CLIN102 03.29.2007-03.28.2008.pdf
1.5c_BRANY IRB- Subject Information Sheet and Informed Consent for REG1-CLIN102 03.30.2006-09.28.2006.pdf
1.5d_Consent for Research Forms.pdf
1.5d_From Gleeson to Gilchrist.pdf
1.5d_IRB Compliance and Membership Representation Statement.pdf
1.5d_IRB Protocol.pdf
1.5d_IRB Review.pdf
1.5e_Consent Form to Participate contd.pdf
1.5e_Consent Form to Participate.pdf
1.5e_Initial Protocol Submission.pdf
1.5e_Investigator_s Brochure.pdf
1.5e_IRB Membership Rosters.pdf
1.5e_Notification of Amendment Approval.pdf
1.5e_Notification of Continuing Review Approval 2.pdf
1.5e_Notification of Continuing Review Approval.pdf
1.5e_Notification of Protocol Approval.pdf
1.5e_Request For Modification 2.pdf
1.5e_Request For Modification.pdf
1.5e_Statement of Compliance.pdf
1.5f_Clinical Research Organization MEMO 04.16.2007.pdf
1.5f_Clinical Research Organization MEMO 05.11.2007.pdf
1.5f_Consent to Participate in a Research Study 08.24.2006.pdf
1.5f_DHHS IRB- Independent Ethics Committee Regstration 02.05.2007.pdf
1.5f_DHHS IRB- Independent Ethics Committee Regstration 07.06.2006.pdf
1.5f_Office of Research Integrity 01.17.2007.pdf
1.5f_Office of Research Integrity 02.08.2007.pdf
1.5f_Office of Research Integrity 02.26.2007 Revised.pdf
1.5f_Office of Research Integrity 02.26.2007.pdf
1.5f_Office of Research Integrity 04.03.2006.pdf
1.5f_Office of Research Integrity 04.23.2007.pdf
1.5f_Office of Research Integrity 05.18.2007.pdf
1.5f_Office of Research Integrity 07.05.2006.pdf
1.5f_Office of Research Integrity 09.01.2006 telephone screening questionnaire.pdf
1.5f_Office of Research Integrity 09.01.2006.pdf

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1.5f_University of Kentucky Medical IRB Members 09.01.2005-08.31.2006.pdf
1.5f_Volunteers Needed for Heart Disease Study.pdf
1.5g_Consent to Participate.pdf
1.5g_Correspondence From Biomedical IRB continued.pdf
1.5g_Correspondence From Biomedical IRB.pdf
1.5g_HIPAA Authorization.pdf
1.5g_US Department of Health and Human Services Institutional Review Board_Independent Ethics Committee Registration.pdf
1.6.1 Master Consent Form to Participate in REG1-CLIN102.pdf
1.7.4 REG102 Laboratory Manual Phase 1b.pdf
1.7.4a Lab Manual Table of Contents.pdf
1.7.4b Lab Manual Reports and Ranges.pdf
1.7.4b Lab Manual Requisition Forms.pdf
1.7.4b Lab Manual Specimen Collection.pdf
1.7.4b Lab Manual Specimen Packaging.pdf
1.7.4c ICON Laboratories Central Laboratory Instructions Protocol No CLIN102.pdf
1.7.4c Lab Manual Appendix-A.pdf
1.7.4c Lab Manual Appendix-B.pdf
1.7.4c Lab Manual Appendix-C.pdf
CLIN103
1.0.1_Protocol 06Dec06.pdf
1.0.2_Regado_CSR_REG1_CLIN103_whole.pdf
1.0.3_REG1-CLIN103 PK-PD Report_FINAL.pdf
1.1.1.a CLIN103 Study Reference Manual Volume 1 of 3.pdf
1.1.1.b CLIN103 Study Reference Manual Volume 2 of 3.pdf
1.1.1.c CLIN103 Study Reference Manual Volume 3 of 3.pdf
1.14.1.a Statistical Analysis Plan 04Mar07.pdf
1.14.1.b Statistical Analysis Plan contd 04Mar07.pdf
1.14.2 Statistical Analysis Plan 19Jun07 Amendment.pdf
1.14_Monitoring Procedures.pdf
1.15_103-CSR_all_figures.pdf
1.15_CLIN103 CSR_Section16-ALLappend.pdf
1.15_Final list of listings REG1-CLIN103_List_of_Listings_01Jun07.doc
1.15_Final list of tables REG1-CLIN103_List_of_Tables _01Jun07.doc
1.15_Final listings REG1-CLIN103.pdf
1.15_Final Tables REG1-CLIN103.pdf
1.15_Regado CSR REG1_CLIN103 Final 01July2008_watermark removed_RPL.pdf
1.15_Regado_CSR_REG1_CLIN103_whole.pdf
1.18_CLIN103_Listing 16.2.2.1_Protocol Deviations.pdf
1.2.1.a Protocol 01Nov06 .pdf
1.2.1.b Protocol 06Dec06.pdf
1.2.1.c Protocol Final 15Sep06.pdf
1.2.2.a SN0018 Amendment New Protocol CLIN 103.pdf
1.2.2.b SN0019 Amendment New Investigator for CLIN 103.pdf
1.2.2.c SN0021 Amendment Change in Protocol CLIN 103.pdf
1.2.2.d SN0023 Amendment Change in Protocol CLIN103.pdf
1.3.1 Blank Final Case Report Form.pdf
1.4.1 Investigator_s Brochure 20Sep06.pdf
1.4.2 Investigator_s Brochure Agreement (signature page) Final.pdf
1.5_CLIN103_IRB Approval Letter_Sep 22 2006.pdf

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1.5_CLIN103_IRB Approval_Ads_Sep 22 2006.pdf
1.5_CLIN103_IRB Approval_ICF_22 Sept 2006.pdf
CLIN210
1.0.1_Protocol version 4.pdf
1.0.2_CLIN210 CSR with TLFs.pdf
1.1.1.a Study Reference Manual 05Jun08.pdf
1.1.1.b Study Reference Manual Pharmacy Synopsis 20Jun08.pdf
1.14.2 SAE Management Plan.pdf
1.14.3 Investigator List.pdf
1.14.5 Protocol Deviation Log 11Jun08 for Site 001 ENG-ESP.pdf
1.14_CLIN210_Memo to File_Data Management Plan_2008Nov11.pdf
1.14_CLIN210_Monitoring Plan.pdf
1.15.1 SN0043_CLIN210 CSR with TLFs.pdf
1.16.1 DCRI Study Personnel Member List.pdf
1.16.2 DCRI Study Personnel Authorization_Signature Logs for Site 003.pdf
1.18.1 Safety Committee Data Safety Review Charter.pdf
1.18.2 Serious Adverse Event Forms.pdf
1.18.4 Correspondence on Changes in Protocol Version 2.0 vs 2.1 25 September 2007.pdf
1.18.5 Correspondence on AE SAE Reporting Time Lines October 8 2007.pdf
1.18.8 Study Related Summary Report 16Jan08 for Site 002.pdf
1.2.1.b Protocol version 2.1_Original.pdf
1.2.1.c Protocol version 2.2_Original.pdf
1.2.1.d Protocol version 2_Original.pdf
1.2.1.e Protocol version 3_Original.pdf
1.2.1.f Protocol version 4.pdf
1.5.12 June IND Safety Reports and Adverse Event Report 03un08 for Site 002.pdf
1.5a_CLIN210_Blankenship_IRB Approval Letter.PDF
1.5a_CLIN210_Blankenship_IRB Approval_ICF.pdf
1.5b_CLIN210_Henry Ford_IRB Approval Letter.pdf
1.5b_CLIN210_Henry Ford_IRB Approval_ICF.pdf
1.5c_CLIN210_UNC_IRB Approval Letter.pdf
1.5c_CLIN210_UNC_IRB Approval_ICF.pdf
1.6.1 Research Subject Information and Consent Form.pdf
1.6.1.a Informed Consent Form Master Study Template.pdf
CLIN211
1.0.1_REG1-CLIN211_PROTOCOL_Amend2_2010Jul21.pdf
1.0.2_CSR_RADAR_FINAL COMPILED_2011June03.pdf
1.0.3_RADAR SAE Summary vJan2012.pdf
1.11_IVRS_Regado_REG1-CLIN211_Admin_DCF_v2.0.pdf
1.11_IVRS_Regado_REG1-CLIN211_Coversheet_Worksheet_v2.0.pdf
1.11_IVRS_Regado_REG1-CLIN211_DrugReceipt_Worksheet_v2.0.pdf
1.11_IVRS_Regado_REG1-CLIN211_Lost-Damaged-Quarantined_v2.0.pdf
1.11_IVRS_Regado_REG1-CLIN211_Randomization_Worksheet_v2.0.pdf
1.11_IVRS_Regado_REG1-CLIN211_Re-Dose of RB006_Worksheet_v2.0.pdf
1.11_IVRS_Regado_REG1-CLIN211_Site_DCF_v2.0.pdf
1.11_IVRS_Regado_REG1-CLIN211_Subject Vial Assignment_Worksheet_v2.0.pdf
1.11_IVRS_Regado_REG1-CLIN211_Unblinding_Worksheet_v2.0.pdf
1.12_C0818_lab manual_updates20July.pdf
1.12_Heparin Guidance Document - V2 - final 29 September 09.pdf
1.12_InvMtg-chicago_1_HistoryOfRegado.pdf

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1.12_InvMtg-chicago_10_ACM.pdf
1.12_InvMtg-chicago_11_SAE.pdf
1.12_InvMtg-chicago_12_CEC.pdf
1.12_InvMtg-chicago_13_DSMB.pdf
1.12_InvMtg-chicago_14_PubPolicy.pdf
1.12_InvMtg-chicago_15_GCP.pdf
1.12_InvMtg-chicago_16_Monitoring.pdf
1.12_InvMtg-chicago_17_eCRF.pdf
1.12_InvMtg-chicago_2_ACS-MedicalNeed.pdf
1.12_InvMtg-chicago_3_FIXRationale.pdf
1.12_InvMtg-chicago_4_ClinicalOverview.pdf
1.12_InvMtg-chicago_5_DoseRationale.pdf
1.12_InvMtg-chicago_6_IncEcl.pdf
1.12_InvMtg-chicago_7_Protocol.pdf
1.12_InvMtg-chicago_8_DosePrep.pdf
1.12_InvMtg-chicago_9_IVRS.pdf
1.12_PK_Collection and Processing of Specimens.doc 07JUL09 Version 1.0.pdf
1.12_RADAR_Pharmacy Brochure - Amendment no 1 2010Jan05.pdf
1.12_RADAR_Pharmacy Brochure - Final 15 July 2009.pdf
1.12_Regado REG1-CLIN211_IVRS Site Instruction Manual v2.0.pdf
1.13_radar dsmb meeting from 2010june03.PDF
1.14_CLIN211_Clinsys_Clinical Monitoring and Site Management Plan_Final_2009May06.pdf
1.14_CLIN211_CVC_Monitoring Plan_Final_2010Dec13.pdf
1.14_CLIN211_Data Management Plan_v2.0_Final_2011Feb03.pdf
1.14_CLIN211_Galenus_Monitoring Plan_v2.0_Final_2010Oct07.pdf
1.14_Clinsys_Project Plan_Clinical Trial Document Map 08May09 (2).pdf
1.14_Clinsys_Project Plan_Communication Management Plan 07May09 (3).pdf
1.14_Clinsys_Project Plan_Monitoring Plan.pdf
1.14_Clinsys_Project Plan_Project Management Plan 07May09.pdf
1.14_Clinsys_Project Plan_Req Inv Doc Rev Guidelines 08May09.pdf
1.14_Clinsys_Project Plan_Risk Management Plan 06May09.pdf
1.14_Final RADAR CEC Charter v 3.1 26Aug2010.pdf
1.14_RADAR DSMB Charter final v1 29dec09_AllSignatures.pdf
1.14_RADAR_DCRI_Monitoring Plan_Final_2010Aug13.pdf
1.14_RADAR_SAP_Amend 1_Final_2011Jan06.pdf
1.14_RADAR_SAP_v1.0_Final_02Sep2010.pdf
1.15_a_CSR_RADAR_FINAL COMPILED_2011June03.pdf
1.15_a_RADAR SAE Summary vJan2012.pdf
1.15_CSR_14.0-14.1_TLFs_Demog-BkgrdChar-Dosing-Trtmnt_FINAL COMPILED_150p.pdf
1.15_CSR_14.2_Efficacy TFLs_FINAL COMPILED_298p.pdf
1.15_CSR_14.3.10_Medications of Interest_FINAL COMPILED_7p.pdf
1.15_CSR_14.3.2_Chemistry Lab Measurements_FINAL COMPILED_35p.pdf
1.15_CSR_14.3.3_Hematology Lab Measurements_FINAL COMPILED_22p.pdf
1.15_CSR_14.3.4_Vital Sign Measurements_FINAL COMPILED_15p.pdf
1.15_CSR_14.3.5_ECG Measurements_FINAL COMPILED_13p.pdf
1.15_CSR_14.3.6_Physical Exam Measurements_FINAL COMPILED_5p.pdf
1.15_CSR_14.3.7_GP IIb-IIIa Inhibitor-Aspirin-etc_FINAL COMPILED_18p.pdf
1.15_CSR_14.3.8_Prior Medications_FINAL COMPILED_2p.pdf
1.15_CSR_14.3.9_Concomitant Medications_FINAL COMPILED_58p.pdf
1.15_CSR_14.3-14.3.1_Display of AEs_FINAL COMBINED_154p.pdf

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1.15_CSR_15.0_References_FINAL COMPILED_1p.pdf
1.15_CSR_16.0-16.1.1.1_Protocol-Amendments_FINAL COMPILED_293p.pdf
1.15_CSR_16.1.10_Doc Stats Methods-SAS-SAP_FINAL COMPILED_229p.pdf
1.15_CSR_16.1.11_Interlab Standardization_FINAL COMPILED_6p.pdf
1.15_CSR_16.1.12_Pubs Based on Study_FINAL COMPILED_1p.pdf
1.15_CSR_16.1.13_Important Pubs Refd in Report_FINAL COMPILED_1p.pdf
1.15_CSR_16.1.2_Sample CRFs_FINAL COMPILED_240p.pdf
1.15_CSR_16.1.3_ECs-IRBs-Sample ICF_FINAL COMPILED_25p.pdf
1.15_CSR_16.1.4_PI-CVs_FINAL COMPILED_813p.pdf
1.15_CSR_16.1.5_PI Form 1572s_ALL COMPILED_196p.pdf
1.15_CSR_16.1.6_PI Signatures_FINAL COMPILED_1p.pdf
1.15_CSR_16.1.7_Subjects Receiving IP_FINAL COMPILED_1p.pdf
1.15_CSR_16.1.8_Randomization Scheme-Codes_FINAL COMPILED_51p.pdf
1.15_CSR_16.1.9_Audit Reports_FINAL COMPILED_11p.pdf
1.15_CSR_16.2.2_Entrance Crit_Eligibility-ProtDevs_FINAL COMPILED_142p.pdf
1.15_CSR_16.2.3_Subjects Excl from Efficacy Analysis_4p.pdf
1.15_CSR_16.2.4_Demog-Baseline Characteristics-ProcData_FINAL COMPILED_493p.pdf
1.15_CSR_16.2.5_Study Drug Dosing-Treat Data_FINAL COMPILED_505p.pdf
1.15_CSR_16.2.6_Drug Con-PD-EfficMeas-CEC_BA Rpt_FINAL COMPILED_1861p.pdf
1.15_CSR_16.2.7_AE, PI-reported Effic-CABG Proc Data_FINAL COMPILED_723p.pdf
1.15_CSR_16.2.8_Listings Indiv Lab Meas_FINAL COMPILED_p6422.pdf
1.15_CSR_16.2.9_Other Data Listings_FINAL COMPILED_p3572.pdf
1.15_CSR_16.2-16.2.1_Subject Disposition_FINAL COMPILED_p51.pdf
1.15_CSR_16.3.0-16.3.1.1_CRFs_Deaths_FINAL COMPILED_2800p.pdf
1.15_CSR_16.3.1.2_Other SAEs_10004-114010_FINAL COMPILED_6024p.pdf
1.15_CSR_16.3.1.2_Other SAEs_201003-207005_FINAL COMPILED_11126p.pdf
1.15_CSR_16.3.1.2_Other SAEs_201004-213002_FINAL COMPILED_3967p.pdf
1.15_CSR_16.3.1.2_Other SAEs_302009-309006_FINAL COMPILED_13398p.pdf
1.15_CSR_16.3.1.2_Other SAEs_317001_FINAL COMPILED_954p.pdf
1.15_CSR_16.3.1.2_Other SAEs_401006-402009_FINAL COMPILED_4127p.pdf
1.15_CSR_16.3.1.2_Other SAEs_404005-406003_FINAL COMPILED_10422p.pdf
1.15_CSR_16.3.1.2_Other SAEs_410001-418008_FINAL COMPILED_9713p.pdf
1.15_CSR_16.3.1.2_Other SAEs_601001-604029_FINAL COMPILED_6918p.pdf
1.15_CSR_16.3.1.2_Other SAEs_604034-608082_FINAL COMPILED_6918p.pdf
1.15_CSR_16.3.1.2_Other SAEs_610001-613001_FINAL COMPILED_4148p.pdf
1.15_CSR_16.3.1.3_Withdrawals_503007_FINAL COMPILED_1133p.pdf
1.15_CSR_16.3.2_Other CRFs Submitted_FINAL COMPILED_1p.pdf
1.15_CSR_16.4_Individual Subject Data Listing_FINAL COMPILED_1p.pdf
1.15_CSR_16.5_DSMB Charter_FINAL COMPILED_20p.pdf
1.15_CSR_16.6_CEC Charter_FINAL COMPILED_24p.pdf
1.15_CSR_16.7_Protocol Devs ID Post-DBL_FINAL COMPILED_5p.pdf
1.15_CSR_16.8_Local aPTT-ACT Discrepancies ID Post-DBL_FINAL COMPILED_8p.pdf
1.15_CSR_16.9_Narratives_EU-NA_FINAL COMPILED_389p.pdf
1.17.1_SN0045_StudyPI_Steering Commitee Chair_FDF_CV_Alexander.pdf
1.18_CLIN211_Listing 16.1_Randomization Scheme and Codes.pdf
1.18_CLIN211_Listing 16.2.2.1_Eligibility Criteria.pdf
1.18_CLIN211_Listing 16.2.2.2_Protocol Deviations.pdf
1.18_CLIN211_Listing 16.2.5.1_Pegnivacogin Administration.pdf
1.2.1_SN0045_Clin211_Original Protocol_Version 28May2009_Transfer of Obligations document.pdf

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1.2_REG1-CLIN 211_PROTOCOL_2010Jul22Amend2_SoC_Admin Correction_2010Sep16.pdf
1.2_REG1-CLIN211_PROTOCOL_2009may28.pdf
1.2_REG1-CLIN211_PROTOCOL_Amend1_2010Jan05_final.pdf
1.2_REG1-CLIN211_PROTOCOL_Amend1_SoC_2010Jan05_Final.pdf
1.2_REG1-CLIN211_PROTOCOL_Amend2_2010Jul21.pdf
1.2_REG1-CLIN211_PROTOCOL_Amend2_2010Jul22_SoC.pdf
1.3_RADAR_eCRF_V4_Screens_2010Aug03.pdf
1.5.1a_RADAR_French CEC approval_18Dec09.pdf
1.5.1b_RADAR_French CEC approval_ENG_18Dec09.doc
1.5.1c_RADAR_French CEC approval_Amend_17Feb2010.pdf
1.5.1d_RADAR_French CEC approval_Amend_ENG _17Feb2010.doc
1.5.1e_Germany Initial EC Approval 22Sep09.pdf
1.5.1g_REG1-CLIN211_German_ProtocolAmendment EC Approval 19Feb10.pdf
1.5.1h_REG1-CLIN211_German_ProtocolAmendment EC Approval 19Feb10_ENG translation.doc
1.5.1I_RADAR_Poland CEC approval_15Dec09.pdf
1.5.1J_RADAR_Poland CEC approval_ENG_15Dec09.doc
1.5_Certificate of Authenticity French Amend EC approval.pdf
1.5_Certificate of Authenticity Germany EC approval for amend_19FEB10.pdf
1.5_Certificate of Authenticity_French CEC approval Fre_Eng.pdf
1.5_Certificate of Authenticity_Polish CEC approval_Pol_Eng.pdf
1.5_RADAR_Poland _EC amend 1 approval_18May2010.pdf
1.5_RADAR_Poland CEC_Amend 1 approval_ENG_18May2010.pdf
1.6.1a_Regado RADAR Final Version1.0 US ICF 28-May-2009.docx
1.6_RADAR ICF Amendment 1_Canada_2010Jan05_Final_ENGLISH CLEAN.pdf
1.6_RADAR NL ICF Amend 1_Version 2 0_ 11AUG2010_NL, clean.pdf
1.6_REG1-CLIN211 - US ICF - ICF Amendment 2 - version 4 with removal of 25% arm.pdf
1.6_REG1-CLIN211_French ICF Version 1.4_15Jun2010_Final_ENG_clean.pdf
1.6_REG1-CLIN211_ICF_German_Version 1 5 1_FINAL_8Jun2010_EN_clean.pdf
1.6_REG1-CLIN211_Poland ICF Version 1.5.1_ENG_ FINAL_9June2010_clean.pdf
16.3.1.2_Other SAEs_101007-109005_FINAL COMPILED_15267p.pdf
CLIN211a
1.0.1_REG1-CLIN211a_FINAL PROTOCOL 29MAR2011andAPPEND.pdf
1.0.2_REG1-CLIN211a CSR.pdf
1.0.3_RADAR SAE Summary vJan2012.pdf
1.12_lab manual F1 09.06.11.pdf
1.12_Laminated Sample Processing Sheet.pdf
1.12_REG-CLIN211a GLSD D1 02June11.pdf
1.2_APPENDIX A ALLERGY HISTORY QUESTIONNAIRE FINAL.pdf
1.2_APPENDIX B FAMILY HISTORY QUESTIONNAIRE FINAL.pdf
1.2_APPENDIX C COMPLETE MEDICAL HISTORY QUESTIONNAIRE FINAL.pdf
1.2_APPENDIX D ENVIROMENTAL EXPOSURE QUESTIONNAIRE FINAL.pdf
1.2_REG1-CLIN211a_FINAL PROTOCOL 29MAR2011andAPPEND.pdf
1.3_REG1-CLIN211a_German translated Questionnaire.pdf
1.5_Bfarm_CTA-Approval_18May11.pdf
1.5_CEC approval_Translation Certificate.pdf
1.5_REG_CLIN211a_CEC Approval_1Jun2011_ENG.pdf
1.5_REG_CLIN211a_CEC Approval_1Jun2011_GER.pdf
1.5_REG1-CLIN211a_NotLA_Darmstadt-Moellmann.pdf
1.5_REG1-CLIN211a_NotLA_Duesseldorf-Clinsys.pdf

Name

1.5_REG1-CLIN211a_NotLA_Munich_Franz.pdf
1.6_REG1-CLIN211a, ICF Review Version 1.2 ENG.pd
1.6_REG1-CLIN211a, ICF Review Version 1.2 GER.pdf
1.8_EPMC Authorization Letter 2011_CLIN211a_Signed.pdf
1.8_REG211a_POA_Clinsys.pdf
CLIN220a
1.0.1_Protocol v1.1 19Oct07.pdf
1.0.2_CSR_Synopsis only with PI signature.pdf
1.11.4.a Contact Report Weichmann 30Nov07.pdf
1.11.4.b Follow Up to Site Initiation Visit Report 19Dec07.pdf
1.11.4.c Site Visit Log- Site Monitoring Log Palmer.pdf
1.11.4.f Interim Monitoring- Confirmation Letter Palmer 28Jan08.pdf
1.11.4.f Interim Monitoring- Confirmation Letter Palmer 15Jan08.pdf
1.11.4.f Interim Monitoring- Confirmation Letter Palmer 17Feb08.pdf
1.11.4.f Interim Monitoring- Follow-up Letter 26Feb08.pdf
1.11.4.f Interim Monitoring- Follow-up Letter 14Feb08.pdf
1.11.4.f Interim Monitoring- Follow-up Letter 21Jan08.pdf
1.11.4.f Interim Monitoring- Visit Report Palmer 05Feb08.pdf
1.11.4.f Interim Monitoring- Visit Report Palmer 17-18Feb08.pdf
1.11.4.f Interim Monitoring- Visit Report Palmer 18Jan08.pdf
1.11.4.g Close Out Visit Confirmation Letter 02Nov08.pdf
1.11.4.g Close Out Visit Follow-up Letter 25Nov08.pdf
1.11.4.g Close-Out Documentation Form 04Nov08.pdf
1.11.4.g Close-Out Visit Report Palmer 01Jan08.pdf
1.14.10 Management of Bleed Clot Events 14Nov07.pdf
1.14.5.a SAE Plan 11Mar08.pdf
1.14.8 Statistical Analysis Plan Signature Page 15Mar06.pdf
1.14.9 Administrative Procedures for CLIN 220a 14Nov07.pdf
1.15.1 CSR_Synopsis only with PI signature.pdf
1.16.1.a Trial Team Study Master Contact List.pdf
1.17.1.a Palmer Curriculum Vitae and Licenses- 13Dec07.pdf
1.18.1 Clinical Events Committee Minutes_11Jan08.pdf
1.18.16.a 05Feb08 Regado Sponsor Call Notes_Minutes2.pdf
1.18.16.b 07Nov07 Regado Sponsor Call Notes_Minutes.pdf
1.18.16.c 08Jan08Regado Sponsor Call Notes_Minutes.pdf
1.18.16.d 13Nov07 Regado Sponsor Call Notes_Minutes.pdf
1.18.16.e 16Jan08 Regado Sponsor Call Notes_Minutes2.pdf
1.18.16.f 18Dec07 Regado Sponsor Call Notes_Minutes.pdf
1.18.16.g 20Nov07 Regado Sponsor Call Notes_Minutes.pd
1.18.16.h 22Jan08 Regado Sponsor Call Notes_Minutes2.pdf
1.18.16.j 27Nov07 Regado Sponsor Call Notes_Minutes.pdf
1.18.16.k 29Jan08 Regado Sponsor Call Notes_Minutes2.pdf
1.18.17.a Correspondence to Regado from FL Hospital Withdrawal Letter.pdf
1.18.17.b Correspondence to Regado Summary of Safety Committee Call.pdf
1.18.2 Data Safety Monitoring Board Committee Charter.pdf
1.18.3 SAE Form SAE Reporting Guidelines AE SAE Process Document.pdf
1.2.1.a Protocol v1.0 03Oct07.pdf
1.2.1.a Protocol v1.1 19Oct07.pdf
1.2.1.c SN0029 Amendment New Protocol 220a.pdf
1.2.1.c SN0034 Amendment New Investigator and Response to FDA CLIN 220a.pdf

Name

1.2.1.d Summary of Changes to CLIN220a Final Protocol Version 1.1 19Oct07.pdf
1.3.1 CRF 08Apr08.pdf
1.3.1 CRF 11Jan08.pdf
1.3.1 CRF 31Jan08.pdf
1.4.1 Investigators Brochure Version 3 Final 06Aug07.pdf
1.5.2 IND Safety Notification to Central IRB WIRB Adverse Event Packet.pdf
1.5.3 IRB Correspondence Clarification Around an Adverse Event- 16Apr08.pdf
1.5.3.a IRB Correspondence FD Form Revised- 30Jan08.pdf
1.5.3.b IRB Correspondence Follow Up on Monitoring Visit- 19Mar08.pdf
1.5.3.c IRB Correspondence Follow Up on Reversal of Study Status- 21Mar08.pdf
1.5.3.d IRB Correspondence Form FD1572 Revised- 05Mar08.pdf
1.5.3.e IRB Correspondence- Form FD 1572 Revised 20Dec07.pdf
1.5.3.f IRB Correspondence IRB and ICF Approval- 14Nov07.pdf
1.5.3.g IRB Correspondence Study Reversal- 11Feb08.pdf
1.7.3 Laboratory Manual 31Jan08.pdf
REG1-CLIN220a Contact Reports.pdf
REG1-CLIN220A Essential Regulatory Documents Plan.pdf
Spiess Web Search Jul2007.xls
CLIN221
OHS ICF Final_2011Nov7.pdf
REG1-CLIN221_OHS 2a Protocol _2011nov3_FINAL.pdf
REG1-CLIN221_Pt-Leaflet_Final_2001nov7.pdf
CLIN310
REG1-CLIN310_Protocol_Final Draft_2012Apr25.pdf
REG1-CLIN310_US ICF_Final Draft_2012Apr25.pdf
REG1-CLIN310_US PIS_Final Draft_2012Apr25.pdf
CMC
CMC
FDA CMC_10Aug09_CMC FDAs_Meeting Minutes -30Jul09meeting.pdf
FDA CMC_12Aug09_Response to 10Aug09 FDA Meeting Minutes.pdf
FDA CMC_29Jul09 Type C meeting FDAs Preliminary Responses to briefing package.pdf
REG1 Manufacturing vJan 2012.pdf
REG1-CMC-2-RB006 Substance Manufacturing Process Change Submission.pdf
REG1-CMC-3-IND SN0054 CMC Replacement Oct 2009 in CTD format.pdf
IB
IB
Regado REG1_IB_Version 5.1_2011aug16.pdf
Non-Clinical
Non-Clinical
PHARM-RB006-09-01 tabulated summary.doc
PHARM-RB006-09-02 tabulated summary.doc
REG1&2 NC Studies Overview.ppt
REG1-PHRM010 tabulated summary.doc
REG1-TOX001 tabulated summary.doc
REG1-TOX002 tabulated summary.doc
REG1-TOX003 tabulated summary.doc
REG1-TOX004a tabulated summary.doc
REG1-TOX004b tabulated summary.doc
REG1-TOX004c tabulated summary.doc
REG1-TOX004d tabulated summary.doc

Name

REG1-TOX005 tabulated summary.doc
REG1-TOX006 tabulated summary.doc
REG1-TOX007 tabulated summary.doc
TOX-006-10-003 1278-002 Final Report.pdf
TOX-RB006-10-001 tabulated summary.doc
TOX-RB006-10-002 tabulated summary.doc
TOX-RB006-10-003 tabulated summary.doc
Publications
Publications
Antidote-mediated Control of an Anticoagulant Aptamer In Vivo Nat Biotech 2004.pdf
FIXa as a Target for VTE Eikelboom at al 2010.pdf
RADAR Design AHJ 2011.pdf
RADAR PK-PD EHJ.pdf
REG1 1A Circ 2006.pdf
REG1 1B Circ 2008.pdf
REG1 1C JTH 2008.pdf
REG1 CLIN210 Epub.pdf
REG1 Dose Translation Paper JTT 2011.pdf
RNA Aptamers as Reversible Antagonists Nature 2002.pdf
REG1 - ACS_PCI Presentations
Presentations
Aptamer-Control Agent Technology v52311.pptx
OHS Protocol Development V.3102102.pptx
OHS RegulatoryUpdate 10Mar2012.ppt
Rationale for Targeting FIXa v52311.pptx
REG1 ACS-PCI phase 3 design v3102012.pptx
REG1 Discovery v52311.pptx
REG1 Pharmaceutical Development v031012.pptx
Regado ACS-PCI Regulatory Update v31212.ppt
Regado clinical dose rationale v3102012.pptx
Regado Clinical Intro slides v52311.ppt
Regado Clinical Phase 1-2a v51911.ppt
Regado RADAR module v3102012.pptx
Regado-RADAR summary v3102012.pptx
REG-AP
REG-AP
Nucleic Acid Modulators of GPVI Int Publication.pdf
REG3 AHA Poster Final.pdf
Regado REG3 Platform and Pipeline Overview.pdf
Regulatory
IND
REG1_Initial_IND_SN0000 Volume 1.pdf
REG1_Initial_IND_SN0000 Volume 10.pdf
REG1_Initial_IND_SN0000 Volume 11.pdf
REG1_Initial_IND_SN0000 Volume 2.pdf
REG1_Initial_IND_SN0000 Volume 3.pdf
REG1_Initial_IND_SN0000 Volume 4.pdf
REG1_Initial_IND_SN0000 Volume 5.pdf
REG1_Initial_IND_SN0000 Volume 6.pdf
REG1_Initial_IND_SN0000 Volume 7.pdf

Name

REG1_Initial_IND_SN0000 Volume 8.pdf
REG1_Initial_IND_SN0000 Volume 9.pdf
REG1_SN0015 2006 IND Annual Report.pdf
REG1_SN0024 2007 IND Annual Report.pdf
REG1_SN0035 2008 IND Annual Report.pdf
REG1_SN0046 2009 IND Annual Report.pdf
REG1_SN0077 2010 IND Annual Report.pdf
REG1_SN0101_2011 IND Annual Report.pdf
Regulatory Correspondence
AFSSAPS APPROVAL DEC 09_EN.pdf
BfArM_Original CTA_Approval letter 02Oct2009.pdf
CBEK Approval Letter dated 06May2010.pdf
CBEK Ministry of Health CTA Approval dated 30Apr2010 Eng.docx
CCMO_NoObjection confirmation_20May2010_msg.pdf
FDA_2005_04_22 Acknowledgement of Initial IND Submission Receipt.pdf
FDA_2005_05_09 Chemistry Review of Initial IND Comments.pdf
FDA_2005_05_13_Recommended Revisions to Phase 1a Protocol .pdf
FDA_2005_05_18_Recommendations for Revision to Pausing Stopping Rules.pdf
FDA_2005_08_01_SN0005 Response to Non-Pyrogen testing Amendment.pdf
FDA_2006_04_13_SN0012 Protocol CLIN 101_Stop Trigger.pdf
FDA_2006_08_07_Preliminary Pharmacology Review Comments of Initial IND.pdf
FDA_2007_07_05_SN0025 Notification of IMP Export.pdf
FDA_2007_11_06_SN0030 Transfer IND to DCRP.pdf
FDA_2007_12_04_Request for IND Transfer.pdf
FDA_2009_06_03 SAE Waiver Request.pdf
FDA_2009_07_27_Follow Up REG1-CLIN211 SAE Waiver Request.pdf
FDA_2009_07_29_FDA Questions on REG1-CLIN211 SAE Waiver Request.pdf
FDA_2009_08_04_63275 SAE Expedited Reporting Waiver Approval.pdf
FDA_2010_06_09_DSMB Letter Enrollment Discontinuation for Arm C.pdf
FDA_2010_06_10_SN0074 100 Patient DSMB Recommendation for RADAR.pdf
FDA_2010_08_09_SN0081 200 Patient DSMB Recommendation for RADAR.pdf
FDA_2010_10_06 SN0087 SAE 602-004-01 expedited satety report 7day_06Oct10.pdf
FDA_2010_10_19_SN0088 SAE 602-004-01 Follow-up_ safety report 15day.pdf
FDA_2010_11_02_SN0090 SAE 15 Day Initial Report 406-003-01.pdf
FDA_2010_11_09_SN0092 SAE 15 Day Follow Up Report 406-003-01.pdf
FDA_2010_11_16_SN0094 REG1-CLIN211_SAE_418-008-01 Initial Expedited Safety Report.pdf
FDA_2010_11_24_SN0093 SAE 418-008-01 Expedited Follow Up Safety Report.pdf
FDA_2010_12_22_SN0095 RADAR Study Suspension-Investigation Updates.pdf
FDA_2011_02_11_SN0097 REG1 Correspondence.pdf
HC_2009_10_01 SAE Waiver Request Question Follow Up Email.pdf
HealthCanada_NoObjectionLetter_31Jul09.pdf
OHS_CLIN211_MHRA_Conditional Notice of Acceptance for CTA_01Dec11.pdf
OHS_CLIN221_HCanada_CTA_No_Objection_Letter_21Dec2011.pdf
Regulatory Meetings
EMA SA BP_Appendix 1- RB006RB007 process description and in-process control.pdf
EMA SA BP_Appendix 2 - details of non-clinical studies.pdf
EMA SA BP_Appendix 3 - protocol phase2b study-REG1-CLIN211.pdf
EMA SA BP_Appendix 4a_Lincoff ET AL.pdf
EMA SA BP_Appendix 4b_Mehta ET AL.pdf
EMA SA BP_Appendix 4c_Braunwald ET AL.pdf

Name

EMA SA BP_Appendix 5 - FDA minutes.pdf
EMA SA BP_Appendix 6 - Representative Agreement.pdf
EMA SA_04Sep2009_REG1-Anticoagulant system List of issues EMEA-CHMP-SAWP-569563-2009.pdf
EMA SA_19Nov09_EMEA FINAL SciAdvice.pdf
EMA SA_20May2009_applicant_letter_ intent_submission_REG1.pdf
EMA SA_Response Slides Oct2009 final.pdf
EMA SA_Scientific Advice_request.pdf
EMA_OHS_letter of intent_14Feb2011.pdf
EMA_OHS_Pegnivacogin Anivamersen(RB006 RB007) Scientific Advice Letter_1382-2-2011.pdf
EMA_OHS_SA request_14Mar2011_Final.pdf
FDA 11May05_Contact Rpt to Schedule Telecon w Regado.pdf
FDA 11May05_FDA Telecon Minutes.pdf
FDA 11May05_Sponsor Telecon Minutes.pdf
FDA 18May05 Conference Call Details.pdf
FDA 18May05_FDA Response to SN0003 Submission.pdf
FDA 18May05_FDA Telecon Minutes.pdf
FDA 18May05_SN0003 Response FDA MM.pdf
FDA 18May05_Sponsor Telecon Minutes.pdf
FDA 19May05_SN0001 - Response to FDA Requesting Information_Fax.pdf
FDA CMC_07May09_FDA letter granting meeting for July30.pdf
FDA CMC_10Aug09_CMC FDAs_Meeting Minutes -30Jul09meeting.pdf
FDA CMC_29Jul09 Type C meeting FDAs Preliminary Responses to briefing package.pdf
FDA CMC_30Apr09_meeting request SN0041.pdf
FDA CMC_SN0047_29Jun09_TypeC_CMC_briefing pkg.pdf
DA EOP2a_01Apr09_Comments on FDA Minutes of EOP2A Meeting.pdf
FDA EOP2a_18Mar09_FDAs EoP2A Meeting Minutes.pdf
FDA EOP2a_19Apr2009_FDAs_Response to clarification of Meeting Minutes_EoP2A.pdf
FDA EOP2a_22Dec08_SN0038- Request for a Type C- EOP2A Meeting.pdf
FDA EOP2a_24Feb09_FDAs EoP2A Preliminary Responses.pdf
FDA EOP2a_29Dec08_63275 2Mar09 EoP2A Meeting Confirmation.pdf
FDA EOP2a_30Jan09_SN0040_Information Package Complete.pdf
FDA EOP2a_Regado Response To FDA Comments.pdf
FDA_EOP2_63275 - 26Sep11 EoP2 Clarification.pdf
FDA_EOP2_63275 - 26Sep11 EoP2 Meeting Minutes.pdf
FDA_EOP2_63275 - 26Sep11 EoP2 Meeting Preliminary Comments.pdf
FDA_EOP2_63275 - 26Sep11 EoP2 Meeting Request Granted.pdf
FDA_EOP2_SN0102 Type B meeting Request letter 15Jul2011_Final.pdf
FDA_EOP2_SN0104_MeetingPackage_22 Aug 2011.pdf
FDA_OHS_PIND 109321ADV_10Dec2010.pdf
FDA_OHS_PIND 109321Meeting Minutes_01Oct2010.pdf
FDA_OHS_PIND 109321MeetingRequestGranted_19Aug2010.pdf
FDA_OHS_PIND 109321MRD_TypeC Meeting Denied_16Mar2011.pdf
FDA_OHS_PIND 109321MRG_Meeting Granted for 30Sep10_19Aug10.pdf
FDA_OHS_SN0001_Resubmission of meeting request_16Aug2010.pdf
FDA_OHS_SN0002_PIND109321_Briefing package Hematology_26Aug2010.pdf
FDA_OHS_SN0003_Regado Responses to FDA OHS Meeting Minutes_05Nov2010.pdf
FDA_OHS_SN0004_Request for TypeC meeting_03Mar2011.pdf
FDA_SAE_Type A meeting Briefing Book(RiskMAP)_21Jun11.pdf
FDA_SAE_Type A meeting FDA Comments on BB_07Jul11.pdf

Name

FDA_SAE_Type A meeting Request letter 16May2011.pdf
FDA_SAE_TypeA_Meeting_13Jul11 Hypersensitivity Meeting Confirmation.pdf
Pre-IND Presentation.ppt
Pre-IND_08Jul2004_Presentation.pdf
Pre-IND_19July04 Meeting Minutes.pdf
Pre-IND_Briefing Package Appendix IND 63,275.pdf
Pre-IND_Briefing Package, IND 63,275 July 2004.pdf
REG1 FDA 19May05_SN0001- Response to FDA Request for Information.pdf

Schedule 9.2(c) – Encumbrances

Security interest granted to Midcap Financial. For the avoidance of doubt, such security interest has been released with respect to the Assigned IP.

Schedule 4.3 – Form Pharmacovigilance Agreement

This Pharmacovigilance Agreement (this “PV Agreement”) is dated as of                   201   (the “Effective Date”), by and between NovaMedica LLC, a limited liability company organized under the laws of the Russian Federation with an address 10113, bldg. 38, Sokolnichesky Val Street, Moscow, Russian Federation (“NovaMedica”), and                                         , a corporation organized under the laws of the State of                      and having its place of business at                                                               (“Company”). NovaMedica and Company may each be referred to herein as a “Party” or, collectively, as “Parties.”

RECITALS:

WHEREAS, Domain Russia Investments Limited, a limited company organized under the laws of England and Wales with registration number 7899075, having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KYI-1104, Cayman Islands (“DRI”), and Company entered into a Technology Transfer Agreement (“TTA”) on                  , 201  , whereby Company transferred to DRI the sole and exclusive right to itself or through Permitted Transferees (as defined in the TTA) to Develop and Commercialize in the Territory certain products in exchange for the consideration specified in the TTA;

WHEREAS, pursuant to Section 4.3 of the TTA, NovaMedica and Company wish to conclude the terms governing pharmacovigilance in respect of the Covered Products subject to the TTA and NovaMedica-DRI Assignment and Assumption Agreement.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein or in the TTA, the following terms shall have the following meanings, and other capitalized terms used herein shall have the meanings as set forth in the TTA:

1.1	“Adverse Event” (also referred to in the ICH guidance as an “Adverse Experience”) means any untoward medical occurrence in a patient or clinical investigation subject administered a Covered Product and which does not necessarily have to have a causal relationship with this treatment.

1.2	“Serious Adverse Event” means any Adverse Event that is (a) associated with the use of a Covered Product or has occurrence in a blinded study that included Covered Product and (b) serious, including death, a life-threatening event (at immediate risk of death from the event as it occurs), an event that requires inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, a congenital anomaly/birth defect, or is an important medical event that may not result in any of the above outcomes, but, based upon appropriate medical judgment, may jeopardize the patient or subject and may require medical or surgical intervention to prevent any such the outcome.

1.3	Interpretation. The captions and headings to this PV Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this

Agreement. Unless context otherwise clearly requires, whenever used in this PV Agreement: (i) “include” or “including” shall be construed as if followed by the words “but not limited to” or “without limitation” or words of similar import; (ii) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;” (iii) provisions that require that a Party, the Parties, or any committee or team hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, written approval of minutes, or otherwise; and (iv) references to any specific Law or article, section, or other division thereof shall be deemed to include the then-current amendments thereto or any replacement Law thereof. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this PV Agreement.

ARTICLE 2

POLICIES

2.1	Existing Procedures. Each Party shall ensure that its existing procedures for intake, review, and reporting of Adverse Events and Serious Adverse Events comply with ICH Guidance E2A on Clinical Data Safety Data Management.

2.2	Document Maintenance. Each Party shall maintain the original source documents with regard to any Adverse Event, and Serious Adverse Event in accordance with current Law and regulatory requirements of the Regulatory Authority(ies) in its respective territory.

2.3	Information Exchange. The Parties shall exchange Adverse Event and Serious Adverse Event information as set forth in Article 3 and exchange any other safety information as appropriate.

2.4	Review. The Parties shall review this PV Agreement periodically, but in no event less than annually, and revise and/or update it as necessary in order to ensure the complete and timely exchange of safety information.

2.5	Central Database. Company shall maintain a central international Adverse Event database of Adverse Event and Serious Adverse Event reports associated with the Compound or a Covered Product (the “Central Database”). Not later thirty (30) days after the first clinical site initiation of a clinical study of Covered Product, Company shall provide NovaMedica with a copy of Company’s standard operating procedure (“SOP”) for safety-related reporting, including a detailed technical description of any data or information intended for inclusion and storage in, and retrieval from, the Central Database. Company shall periodically, but less than annually, review its SOP to ensure adequacy and compliance with then-applicable United States FDA and EMEA regulatory reporting requirements.

2.6	Data Use. NovaMedica shall have the right to obtain data from the central database within a reasonable time frame to meet requirements for providing such data and information to any Regulatory Authority in the Territory as may be required by Law or as otherwise may be reasonably necessary to comply with requirements of a Regulatory Authority within the Territory.

ARTICLE 3

ADVERSE EXPERIENCES

3.1

Adverse Event Reporting. With respect to Adverse Events, in the event either Party becomes aware through its own Development or Commercialization activities or receives a report of an Adverse Event from a Third Party, the Party receiving such report shall enter the adverse report information according to SOPs into the Central Database. Company will run periodic safety reports at intervals to be determined and to be shared with NovaMedica. With respect to Serious Adverse Events, in the event either Party becomes aware of through its own Development or Commercialization activities or receives a report of a Serious Adverse Event from a Third Party, the Party receiving such report shall provide initial case notification to the other Party via electronic communication within one (1) calendar day for death and life threatening, and five (5) calendar days for all other, Serious Adverse Event reports. Company shall have the right to review all applicable data, records and reports regarding all Adverse Events and Serious Adverse Events reported by NovaMedica and to fully investigate such Adverse Events and Serious Adverse Events at the sites and locations thereof including conducting such personnel interviews as needed so that Company may comply with applicable regulations by regulatory agencies outside the Territory.

3.2	Reporting Procedures. Procedures regarding initial exchange safety data and frequency thereafter will be determined via the Joint Development Committee in accordance with requirements to support development activities.

3.3	Regulatory Filings in the Territory. With respect to regulatory filings filed by or on behalf of Company (or NovaMedica, as the case may be) in the Territory, the party designated by Company and NovaMedica to report to Regulatory Authorities in the Territory shall be responsible for reporting to such Regulatory Authorities any Adverse Event required to be reported, whether in non-clinical or clinical studies for or during Development or Commercialization of any Covered Product. The filing party shall promptly provide the other party with a complete and true copy of any Adverse Event report filed with a Regulatory Authority within the Territory.

3.4	Communication. Information exchanged by the Parties pursuant to this PV Agreement can be transmitted by a secure internet-based interface, e-mail, facsimile, overnight courier, or any other means the Parties agree. Communications hereunder shall be directed as follows:

If to NovaMedica:

[insert point of contact name and contact information]

If to Company:

[insert point of contact name and contact information]

ARTICLE 4

MISCELLANEOUS

4.1	Term. Following execution, this PV Agreement shall remain in full force and effect until expiration or termination of the TTA, unless terminated earlier by mutual written agreement between the Parties.

4.2	No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES OR SUBLICENSEES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES OR SUBLICENSEES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY BREACH THEREOF.

4.3	Additional Signatories. In the event that NovaMedica shall transfer any rights to Covered Products to a Permitted Transferee, then NovaMedica shall require such Permitted Transferee to become a signatory hereto and subject to the same rights and obligations as NovaMedica hereunder.

4.4	Entire Agreement; Amendments. This PV Agreement, the TTA, and any other agreement appended thereto as a schedule or exhibit, constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings, and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification, or amendment of any provision of this PV Agreement shall be valid or effective unless made in a writing referencing this PV Agreement and signed by a duly authorized officer of each Party.

4.5	Captions. The captions to this PV Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions hereof.

4.6	Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this PV Agreement for the time and to the extent such failure or delay is caused by acts of God, earthquake, riot, civil commotion, terrorism, war, strikes or other labor disputes, fire, flood, failure or delay of transportation, default by suppliers or unavailability of raw materials, governmental acts or restrictions, or any other reason which is beyond the control of the respective Party

4.7	Governing Law. This PV Agreement shall be governed by and interpreted in accordance with the Laws of the State of Delaware, U.S.A., excluding the application of any conflict of laws principles that would require application of the Law of another jurisdiction.

4.8	Waiver. A waiver by either Party of any of the terms and conditions of this PV Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations, and agreements contained in this PV Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation, or agreement of either Party.

4.9	Severability. When possible, each provision of this PV Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this PV Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this PV Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one that in its economic effect is most consistent with the invalid or unenforceable provision.

4.10	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile copy of this Agreement, including the signature pages, will be deemed an original.

IN WITNESS WHEREOF, the Parties have caused this PV Agreement to be executed and delivered by their respective duly authorized officers as of the day and year first above written, each copy of which shall for all purposes be deemed to be an original.

[Insert Company Name]	NovaMedica LLC

By:	By:

Name:	Name:

Title:	Title: